Exhibit 10.7

Execution Copy

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

COLLABORATION AND LICENSE AGREEMENT

THIS COLLABORATION AND LICENSE AGREEMENT (“Agreement”) is entered into as of January 15, 2020 (the “Effective Date”), by and between Dermavant Sciences GmbH, a company incorporated under the laws of Switzerland, and having an address at [***] (“Dermavant”) and Japan Tobacco Inc., a company incorporated under the laws of Japan and having its principal place of business at [***] (“Licensee”).

RECITALS

WHEREAS, Licensee and its Affiliates are engaged in the research, development and commercialization of pharmaceutical products in Japan;

WHEREAS, Dermavant is developing, and possesses certain intellectual property rights and other proprietary information related to, its proprietary drug candidate known as tapinarof or DMVT-505 in certain dermatology indications, as well as other drug candidates of potential use in dermatology; and

WHEREAS, Licensee desires to obtain, and Dermavant is willing to grant to Licensee, (a) a license to research, pre-clinically and clinically develop and commercialize tapinarof in one or more specified formulations in dermatology indications in Japan and (b) certain rights and options to negotiate with Dermavant to obtain additional licenses to develop and commercialize other Dermavant products in dermatology indications in Japan; in each case, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS

1.1 “Accounting Standards” shall mean with respect to a party (a) generally accepted accounting principles (GAAP) in U.S. or Japan, or (b) International Financial Reporting Standards (IFRS); in each case, as consistently applied throughout the organization of such party and its Affiliates.

1.2 “Act” shall mean, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§301 et seq., and all related rules, regulations and guidelines, as any of the foregoing may be amended from time to time.

1.3 “Adjustment Event” shall have the meaning provided in Section 5.5(b).

1.4 “Affiliate” shall mean, with respect to any Entity (including a party to this Agreement), any other Entity controlled by, controlling, or under common control with such Entity. For the purposes of this definition, the term “control” (including, with correlative

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

meanings, the terms “controlled by” and “under common control with”) shall mean direct or indirect ownership, including ownership by one or more trusts with substantially the same beneficial interests, of 50% or more of the outstanding voting and equity rights of such Entity, or possession of the power to direct the management and policies of such Entity.

1.5 “Allocable Cost” shall have the meaning provided in Section 8.10.

1.6 “Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§78dd-1, et seq.), as amended, the Organization for Economic Co-operation and Development (OECD) Convention on combating bribery of foreign public officials in international business transactions, and any other applicable anti-corruption laws.

1.7 “Applicable Laws” shall mean the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidances, ordinances, judgments, decrees, directives, injunctions, orders, permits of or from any court, arbitrator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item, including (to the extent applicable) the Act, Anti-Corruption Laws and Export Control Laws.

1.8 “Approved Combination Research” shall have the meaning set forth in Section 4.4(a).

1.9 “Assigned Dermavant Collaboration Know-How” means any Information or Invention relating to Product or Compound that is developed or invented during the Term in connection with the performance of any research or development activities for Product or Compound in an Existing Formulation for the treatment of Atopic Dermatitis or Psoriasis.

1.10 “Assigned Dermavant Collaboration Patent” means any Patent that claims or covers any Invention within the Assigned Dermavant Collaboration Know-How.

1.11 “Assigned Dermavant Collaboration Technology” means the Assigned Dermavant Collaboration Patents and the Assigned Dermavant Collaboration Know-How.

1.12 “Atopic Dermatitis” means atopic dermatitis in infants, children, young adults, adults and/or the elderly. For clarity, atopic dermatitis in infants, children, young adults, adults and/or the elderly, whether for mild, moderate, severe or other forms of the disease, shall not be deemed to be separate or distinct indications, and shall individually or collectively be considered Atopic Dermatitis.

1.13 “Business Day” shall mean any day except a Saturday, Sunday or any other day on which commercial banks in New York, New York, U.S. or Basel, Switzerland with respect to Dermavant obligations or Tokyo, Japan with respect to Licensee obligations are authorized or required by law to remain closed.

1.14 “CDMO” means a Third Party contract development and manufacturing organization, or other organization that provides laboratory or packaging services in connection with the chain of manufacture or supply for a given product.

2.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.15 “C.F.R.” shall mean the United States Code of Federal Regulations.

1.16 “Change of Control” means, with respect to a party, that: [***].

1.17 “Clinical Supply Agreement” shall have the meaning provided in Section 6.2.

1.18 “CMC” shall mean chemistry, manufacturing and controls information required as part of an IND, NDA or MAA.

1.19 “Combination” means (a) a single pharmaceutical product, in any dosage strengths, formulations and methods of administration, that combines the Compound and one or more other active ingredients in fixed dose combination (a “Combination Product”), (b) a combination treatment that includes Product and at least one product containing additional active ingredient that is not co-formulated with the Compound but is approved (or being developed for approval) for use in combination and that is sold (i) in a single package containing separate dosage forms of Product and the additional active ingredient or (ii) in a bundle of separate packages at a single price (a “Combination Treatment”), or (c) a combination therapy that includes Product and at least one product containing additional active ingredient that is not co-formulated with the Compound but is approved (or being developed for approval) for use as part of a single course of treatment and is sold separately, potentially by different Entities (a “Combination Therapy”). For clarity, performance of a drug-to-drug interaction study shall not, in itself, constitute development of a Combination and an approval that a Product is safe for use in connection with a second product (as opposed to an approval based on the efficacy of use of a Product in connection with a second product) shall not, in itself, create a Combination.

1.20 “Combination Product” shall have the meaning set forth in the definition of “Combination”.

3.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.21 “Combination Research Know-How” means any Information or Invention that is developed or invented by or on behalf of either party or its Affiliates, (or in the case of Licensee its Sublicensees’), whether solely or jointly (including jointly with the other party or its Affiliates) in connection with the performance of any Approved Combination Research.

1.22 “Combination Research Patent” means any Patent that claims or covers any Invention within the Combination Research Know-How.

1.23 “Combination Research Technology” shall mean the Combination Research Patents and the Combination Research Know-How.

1.24 “Combination Therapy” shall have the meaning set forth in the definition of “Combination”.

1.25 “Combination Treatment” shall have the meaning set forth in the definition of “Combination”.

1.26 “Commercial Supply Agreement” shall have the meaning provided in Section 6.3.

1.27 “Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by a party with respect to any objective, [***] taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace (excluding such party’s or its Affiliates’ products), the patent and other proprietary position of the product, the likelihood of regulatory approval, the profitability of the product (including the amount equal to Cost of Goods plus a mark-up of [***] of such Cost of Goods, but excluding any other amounts owed under this Agreement), and other relevant technical, legal, scientific and medical factors. As used in this Section 1.27, [***].

1.28 “Competitive AD/PS Program” shall mean any program of clinical development or commercialization directed to (a) a prescription product containing [***].

1.29 “Competitive Product” shall mean any product containing [***] as a primary mechanism of action for use in the Field (other than the Product).

1.30 “Compound” shall mean [***] (a.k.a., tapinarof, DMVT-505 and [***] and [***].

4.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.31 “Confidential Information” shall have the meaning provided in Section 7.1.

1.32 “Control” or “Controlled by” shall mean, subject to Section 13.6, with respect to any Information, Patents or other intellectual property rights, possession by a party of the ability (whether by ownership, license or other right, other than pursuant to a license granted to such party under this Agreement) to grant access to, to grant use of, or to grant a license or a sublicense to, such Information, Patents or intellectual property rights without violating the terms of any agreement or other arrangement with any Entity or without any material additional consideration being due by a party to a Third Party as a result thereof which the other party does not agree to reimburse within [***] after being informed in writing by such party of the existence and terms of such consideration. For clarity, in case that any Information or Patents are agreed to be owned by Dermavant or Licensee pursuant to Section 8.1(d), shall be deemed to be Controlled by the owner of such Information or Patent, as applicable (and in case that any Information or Patents are agreed to be owned jointly, such Information or Patent shall be Controlled by each of Dermavant and Licensee).

1.33 “Converted Trial” means, with respect to a Product in the Territory, a human clinical trial (irrespective of designation) for such Product, that did not meet the criteria for a Pivotal Clinical Trial at the time such human clinical trial is initiated but that is later modified to meet the criteria for a Pivotal Clinical Trial. For clarity, such trial shall be deemed to have been “initiated” upon the first enrollment of a patient after such modification.

1.34 “Cost of Goods” shall mean, with respect to Product supplied by or on behalf of Dermavant hereunder or pursuant to the [***] or the Commercial Supply Agreement:

(a) [***]

(b) [***]

5.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.35 “Cream Formulation” means a semisolid emulsion dosage form as classified by the FDA or defined by the U.S. Pharmacopeia’s Nomenclature Guidelines. For clarification, “Cream Formulation” does not include any formulation that is a solution, ointment, gel, or lotion, as each such term is classified by the FDA or defined by the U.S. Pharmacopeia’s Nomenclature Guidelines.

1.36 “Data” shall mean any and all results of research, preclinical studies, including in vitro and in vivo studies, clinical trials, post-approval studies and other testing of Compound or Product, and any and all other data generated by or on behalf of a party related to the development, manufacture or commercialization of Compound or Product, including biological, chemical, pharmacological, toxicological, pharmacokinetic, clinical, CMC, analytical, quality control, mechanical, software, electronic and other data, results and descriptions.

1.37 “Dermavant CDMO” shall have the meaning provided in Section 6.2.

1.38 “Dermavant CoC Party” shall have the meaning provided in Section 4.12.

1.39 “Dermavant Executives” shall mean [***] in each case, as of the Effective Date.

1.40 “Dermavant Formulation” shall have the meaning provided in Section 2.2(b).

1.41 “Dermavant Indemnitee” shall have the meaning provided in Section 10.1.

1.42 “Dermavant Know-How” shall mean all Information Controlled by Dermavant or any of its Related Affiliates as of the Effective Date or during the Term that is necessary for, or is reasonably useful for, the development, manufacture or commercialization of Product in the Field (including the invention that Dermavant and Licensee have agreed, through the discussion pursuant to Section 4.4 and 8.1(d), will be solely owned by Dermavant); but excluding Dermavant Patents, Joint Inventions, Joint Patents and any proprietary Information that Licensee does not elect to include in the License pursuant to Section 8.10. For clarity, the Dermavant Know-How includes Assigned Dermavant Collaboration Know-How.

1.43 “Dermavant Patents” shall mean all Patents Controlled by Dermavant or any of its Related Affiliates as of the Effective Date or during the Term that (a) claim composition of matter or formulation, or any method of use in the Field of the Product, or its manufacture or (b) is otherwise necessary or reasonably useful for the development, manufacture or commercialization of Product in the Field, but excluding the Joint Patents and any Patents that Licensee does not elect to include in the License pursuant to Section 8.10. The Dermavant Patents in the Territory as of the Effective Date are set forth on Exhibit A. For clarity, the Dermavant Patents include Assigned Dermavant Collaboration Patents.

6.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.44 “Dermavant Product Trademarks” shall have the meaning provided in Section 8.9(a).

1.45 “Dermavant Technology” shall mean the Dermavant Patents and Dermavant Know-How.

1.46 “Dermavant Territory” shall mean the entire world, excluding (a) the Territory and (b) each of (i) China, (ii) Hong Kong, and (iii) Taiwan.

1.47 “Development Milestone Event” shall have the meaning provided in Section 5.2.

1.48 “Development Milestone Payment” shall have the meaning provided in Section 5.2.

1.49 “Development Services” shall mean development work (including formulation development), ancillary manufacturing services, capital expenditures, other development- or manufacturing-related services that may be undertaken in connection with (a) the development or supply of Product for clinical use (e.g., assay transfer of evaluating the Compound or Product, development work in relation to new configurations for Products or re-tooling a Product line); and/or (b) the development or supply of Product for commercial use (e.g., API process scale up and any re-tooling in respect of the same; commercial facility expansion for both API and drug product, validation of commercial manufacturing process for new Product configurations etc.).

1.50 “Dispute” shall have the meaning set forth in Section 12.1.

1.51 “Distributor” shall mean: (a) a Third Party distributor of Product that has no royalty or other payment obligations to Licensee or any of its Affiliates that are calculated based on amounts invoiced or received by such Third Party for sales of Product; or (b) a Third Party distributor of Product that (i) does not take title to Product, (ii) does not invoice Product sales to Third Party customers and (iii) is responsible only for inventory management and distribution with respect to Product on behalf of Licensee or its Affiliate.

1.52 “DMVT-502” shall mean Dermavant’s proprietary drug candidate known as DMVT-502 (cerdulatinib), a dual JAK/SYK inhibitor for topical administration, which as of the Effective Date is being developed for potential use in psoriasis and atopic dermatitis.

1.53 “DMVT-503” shall mean Dermavant’s proprietary drug candidate known as DMVT-503, a topical sebum inhibitor, which as of the Effective Date is being developed for potential use in acne vulgaris.

1.54 “DMVT-504” shall mean Dermavant’s proprietary drug candidate designated as DMVT-504, a combination of oxybutynin with pilocarpine for oral administration, which as of the Effective Date is being developed for potential use in primary focal hyperhidrosis.

1.55 “Dollar” or “$” means the U.S. dollar, and “$” shall be interpreted accordingly.

1.56 “Enforcing Party” shall have the meaning provided in Section 8.4(c).

7.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.57 “ENS” shall have the meaning provided in Section 5.3(b)(i).

1.58 “Entity” shall mean any corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

1.59 “Exclusive License” shall have the meaning provided in Section 2.11(a).

1.60 “Exercise Notice” shall have the meaning provided in Section 4.3(c).

1.61 “Existing Formulation” means any Cream Formulation for Compound or Product that is claimed or covered by an Existing Patent or a Patent that claims priority thereto or shares a priority claim therewith.

1.62 “Existing Patents” shall have the meaning provided in Section 9.2(a).

1.63 “Export Control Laws” shall mean: (a) all applicable U.S. laws and regulations relating to sanctions and embargoes imposed by U.S. Department of Treasury’s Office of Foreign Assets Control (or its successor office or other body having substantially the same function); (b) all applicable U.S. export control laws, including the Arms Export Controls Act (22 U.S.C. Ch. 39), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. app. §§ 1 et seq.), the Export Administration Act of 1979 (50 U.S.C. app. §§ 2401 et seq.), International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986, and all rules, regulations and executive orders relating to any of the foregoing, including but not limited to the International Traffic in Arms Regulations (22 C.F.R. §§ 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et seq.), and the regulations administered by the Office of Foreign Assets Controls of the United States Department of the Treasury; and (c) all export controls imposed on any Product by any country or organization or nation within the jurisdiction of which either party operates or does business.

1.64 “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto in the U.S.

1.65 “Field” shall mean the prevention and treatment of any dermatological disease and/or conditions in human beings via any method of administration.

1.66 “First Commercial Sale” shall mean, with respect to a Product in the Territory, the first commercial transfer or disposition for value of such Product by a Selling Party to a Third Party in the Territory after such Product has received all Regulatory Approvals in the Territory.

1.67 “Funding Agreements” means, collectively, [***] entered into in connection with the entry into the Funding Agreement described in subsection (b)(i).

8.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.68 “GCP” shall mean current good clinical practices as established by the FDA and as interpreted by relevant the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) or the equivalent Applicable Laws in the Territory; in each case, as amended from time to time.

1.69 “Generic Version” shall mean, with respect to Product that has received Regulatory Approval in the Territory and is being marketed and sold by Licensee or any of its Affiliates or Sublicensees in the Territory, any pharmaceutical product that: (a) is sold in the Territory by a Third Party that is not a Sublicensee of Licensee or its Affiliates and did not purchase or acquire such product in a chain of distribution that included Licensee or any of its Affiliates or Sublicensees; and (b) has received Regulatory Approval in the Territory, for at least one of the same indications as such Product, as a “generic drug,” “generic medicinal product,” “bioequivalent” or similar designation of interchangeability by the applicable Regulatory Authority in such jurisdiction, pursuant to an expedited or abbreviated approval process in accordance with the then-current rules and regulations in such jurisdiction, where (i) such Product is the “reference medicinal product,” “reference listed product” or similar designation in such jurisdiction, and (ii) such approval referred to or relied on (x) the approved MAA for such Product held by Licensee, its Affiliate or a Sublicensee in the Territory or (y) the data contained or incorporated by reference in such approved MAA for such Product in the Territory.

1.70 “Global Brand Elements” shall have the meaning provided in Section 8.9(a)

1.71 “Global Development Plan” shall have the meaning provided in Section 4.2(b).

1.72 “Global Phase 2/3 Study” shall have the meaning provided in Section 4.2(b).

1.73 “GLP” shall mean current good laboratory practices as established by the FDA and as interpreted by relevant ICH guidelines; in each case, as amended from time to time.

1.74 “GMP” shall mean current good manufacturing practices and standards for the production of drugs and finished pharmaceuticals, as set forth in 21 C.F.R. Parts 210 and 211, as amended from time to time and as interpreted by relevant ICH guidelines.

1.75 “Grant-Back License” shall mean the licenses granted by Licensee to Dermavant pursuant to Section 2.9 and pursuant to Section 4.4(c)(ii).

1.76 “ICH” shall mean the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.77 “IND” shall mean an investigational new drug application, clinical trial application, clinical trial exemption, or similar application or submission filed with or submitted to a Regulatory Authority in a jurisdiction that is necessary to commence human clinical trials in such jurisdiction, including any such application filed with the FDA pursuant to 21 C.F.R. Part 312.

9.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.78 “Indemnified Party” shall have the meaning provided in Section 10.3.

1.79 “Indemnifying Party” shall have the meaning provided in Section 10.3.

1.80 “Information” shall mean any and all information that constitutes or relates to (a) techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, study data and results (including pharmacological, toxicological and clinical study data and results), analytical and quality control data, results or descriptions, software and algorithms, or (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material; that, in each case, are not in the public domain.

1.81 “Initial Purchase Price Payment” shall have the meaning provided in Section 5.3(b)(ii).

1.82 “Initial Transfer Price Term” shall mean, with respect to the first Product launched in the Field in the Territory, the period commencing on the First Commercial Sale of such Product in the Field in the Territory, ending on the [***] of such First Commercial Sale.

1.83 “Invention” shall mean any invention or discovery, whether or not patentable, that is made, conceived, generated or reduced to practice, in whole or in part, in the course and as a result of the conduct of the activities expressly contemplated by this Agreement.

1.84 “JDC” shall have the meaning set forth in Section 3.4.

1.85 “JMSC” shall have the meaning set forth in Section 3.4.

1.86 “Joint Invention” shall mean any Invention (a) made jointly by, on the one hand, one or more employees, consultants or contractors of Licensee and/or any of its Affiliates or Sublicensees, and, on the other hand, one or more employees, consultants or contractors of Dermavant and/or any of its Related Affiliates or (b) that Dermavant and Licensee have agreed, through the discussion pursuant to Section 4.4 or 8.1(d), will be jointly owned by Dermavant and Licensee, but excluding any Invention within the Assigned Dermavant Collaboration Know-How or Joint Patent.

1.87 “Joint Patents” shall mean Patents claiming Joint Inventions, but excluding, for clarity, any Assigned Dermavant Collaboration Patents.

1.88 “Joint Steering Committee” or “JSC” shall have the meaning provided in Section 3.1(a).

1.89 “JPC” shall have the meaning provided in Section 3.4.

1.90 “LCM Research” shall have the meaning provided in Section 4.4(c). For clarity, LCM Research, may include research concerning use of the Product or Compound in any formulation other than an Existing Formulation for any indications in the Field other than Atopic Dermatitis or Psoriasis (or, if applicable, any other indication for which Licensee has the rights to develop and commercialize Products under this Agreement pursuant to the exercise of its Option under Section 4.3(c)).

10.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.91 “LCM Research Know-How” means any Information or Invention that is developed or invented by or on behalf of either party or its Affiliates’, or Sublicensees’, whether solely or jointly with others during the Term in connection with the performance of LCM Research.

1.92 “LCM Research Patent” means any Patent that claims or covers any Invention within the LCM Research Know-How.

1.93 “LCM Research Technology” shall mean the LCM Research Patents and the LCM Research Know-How.

1.94 “License” shall have the meaning provided in Section 2.1(b).

1.95 “Licensee Formulation” shall have the meaning provided in Section 2.2(b).

1.96 “Licensee Indemnitee” shall have the meaning provided in Section 10.2.

1.97 “Licensee Know-How” means all Information Controlled by Licensee or its Affiliates which is developed during the Term under the Agreement and that is necessary or reasonably useful for the development, manufacture or commercialization of Product in the Field (including the Information that Dermavant and Licensee have agreed, through the discussion pursuant to Section 4.4 and 8.1(d), will be solely owned by Licensee) but excluding, Licensee Patents and Joint Inventions and Joint Patents.

1.98 “Licensee Patents” shall mean all Patents Controlled by Licensee or any of its Affiliates that claim Licensee Know-How.

1.99 “Losses” shall have the meaning provided in Section 10.1.

1.100 “MAA” shall mean an application or submission for approval to market a pharmaceutical product filed with the governing Regulatory Authority.

1.101 “Manufacturing License” means, the license granted in Section 2.1(c) except the license for packaging and labelling.

1.102 “MHLW” means Japan’s Ministry of Health, Labour and Welfare, or any successor agency thereto.

1.103 “NDA” shall mean a New Drug Application (as more fully defined in 21 CFR 314.5, et seq.) filed with the FDA, or any successor application thereto in the U.S.

1.104 “Negotiation Period” shall have the meaning provided in Section 4.3(c).

11.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.105 “Net Sales” shall mean [***]:

(a) [***]

(b) [***]

(c) [***]

(d) [***]

(e) [***]

(f) [***]

[***]

[***]:

12.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

[***]

(i) [***]

(ii) [***]

1.106 “New Indication Know-How” means any Information or Invention that is developed or invented by or on behalf of either party or its Affiliates (or in the case of Licensee its Sublicensees), whether solely or jointly (including jointly with the other party or its Affiliates) in connection with the performance of any New Indication Research. For clarity, only Information or Inventions concerning the Product or Compound in an Existing Formulation are within New Indication Know-How.

1.107 “New Indication Patent” means any Patent that claims or covers any Invention within the New Indication Know-How.

1.108 “New Indication Research” shall have the meaning set forth in Section 4.3(b).

1.109 “New Indication Technology” shall mean the New Indication Patents and the New Indication Know-How.

1.110 “Non-Disturbance Agreements” mean, collectively, [***]

13.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.111 “Offer” shall have the meaning provided in Section 2.11(c).

1.112 “Offer Period” shall have the meaning provided in Section 2.11(c).

1.113 “Option” shall have the meaning provided in Section 4.3(b).

1.114 “Patents” shall mean (a) all national, regional and international patents and patent applications filed in any country or jurisdiction, including without limitation provisional patent applications, (b) all patent applications filed either from such patents and patent applications or from a patent application claiming priority from either of these, including any continuation, continuation-in-part, division, provisional, converted provisional and continued prosecution applications, or any substitute applications, (c) any patent issued with respect to or in the future issued from any such patent applications including utility models, petty patents and design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, reexaminations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications.

1.115 “Payment” shall have the meaning provided in Section 5.9.

1.116 “Person” any natural person or Entity.

1.117 “Phase 2 Trial” shall mean a human clinical trial that would satisfy the requirements for a Phase 2 study as defined in 21 CFR § 312.21(b) (or any amended or successor regulations), regardless of where such clinical trial is conducted.

1.118 “Phase 3 Trial” shall mean a human clinical trial that would satisfy the requirements for a Phase 3 study as defined in 21 CFR § 312.21(c) (or any amended or successor regulations), regardless of where such clinical trial is conducted.

1.119 “Pivotal Clinical Trial” means, with respect to a Product in the Territory, a human clinical trial (whether or not designated a Phase 3 Trial) for such Product, the results of which, together with prior data and information concerning such Product, are intended at the time such clinical trial is initiated to provide sufficient evidence that such Product is safe and effective for its intended use in the Territory to support Regulatory Approval for such Product in the Territory for such intended use.

1.120 “Prior CDA” shall mean any prior non-disclosure, secrecy or confidentiality agreement between the parties entered into in anticipation of, or in connection with the negotiation of, the transactions contemplated by this Agreement.

1.121 “Product” shall mean any pharmaceutical product that contains the Compound, (a) either (i) alone or (ii) subject to the terms of this Agreement, as a Combination, and (b) in all dosage forms and formulations. Product shall exclude any product, the sale or use of which does not require a prescription issued by a licensed medical professional (i.e. any over-the-counter product) except if added to this Agreement following the discussions contemplated under Section 2.7(b).

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.122 “Product Filings” shall mean all INDs, NDAs, MAAs, Regulatory Approvals, and other filings with, and formal submissions to, Regulatory Authorities, in each case, with respect to Product in any country or other jurisdiction.

1.123 “Product Infringement” shall have the meaning provided in Section 8.4(a).

1.124 “Product Marks” shall have the meaning provided in Section 8.9(b).

1.125 “Product ROFN” shall have the meaning provided in Section 2.11(a).

1.126 “Product Transfer Price” shall have the meaning provided in Section 5.3(a)

1.127 “Psoriasis” or “Plaque Psoriasis” means psoriasis in infants, children, young adults, adults and/or the elderly. For clarity, psoriasis in infants, children, young adults, adults and/or the elderly, whether for mild, moderate, severe or other forms of the disease, shall not be deemed to be separate or distinct indications, and shall individually or collectively be Psoriasis.

1.128 “Reconciliation Purchase Price Payment” shall have the meaning provided in Section 5.3(b)(iv).

1.129 “Registration Study” means a Pivotal Clinical Trial or a Converted Trial.

1.130 “Regulatory Approval” shall mean, with respect to a pharmaceutical product in a particular jurisdiction, all approvals or other permissions from the applicable Regulatory Authority in such jurisdiction necessary to market and sell such product in such jurisdiction, including pricing and reimbursement approvals if required prior to the first marketing or sale of such product in such jurisdiction.

1.131 “Regulatory Authority” shall mean any country, federal, supranational, state or local regulatory agency, department, bureau or other governmental or regulatory authority having the administrative authority to regulate the development or marketing of pharmaceutical products in any country or other jurisdiction, including the MHLW in the Territory.

1.132 “Regulatory Exclusivity” shall mean any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than a Patent, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, or pediatric exclusivity.

1.133 “Related Affiliate” shall mean Dermavant Sciences Limited or any Entity that, directly or indirectly through one or more intermediaries is controlled by Dermavant Sciences Limited. If an Entity ceases to be controlled by Dermavant Sciences Limited, it will cease to be a Related Affiliate but all rights and obligations arising under this Agreement prior thereto shall be unaffected. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean direct or indirect ownership, including ownership by one or more trusts with substantially the same beneficial interests, of 50% or more of the outstanding voting and equity rights of such Entity, or possession of the power to direct the management and policies of such Entity.

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1.134 “Related-Product” shall have the meaning set forth in Section 2.12(a).

1.135 “Related-Product License” shall have the meaning provided in Section 2.12(a).

1.136 “Related-Product Negotiation Period” shall have the meaning provided in Section 2.12(b).

1.137 “Related-Product Offer” shall have the meaning provided in Section 2.12(b).

1.138 “Related-Product Offer Period” shall have the meaning provided in Section 2.12(b).

1.139 “Related-Product ROFN” shall have the meaning set forth in Section 2.12(a).

1.140 “Right of Reference” shall mean: (a) in the U.S., a “right of reference or use,” as such term is defined in 21 C.F.R. 314.3(b); or (b) in any other country or jurisdiction, the equivalent authority to rely upon, and otherwise use, an investigation for the purpose of filing, and conducting a clinical trial under, an IND, or obtaining approval of an NDA, MAA or other Regulatory Approval, including the ability to make available the underlying raw data from the investigation for audit by the applicable Regulatory Authority in such country or other jurisdiction, if necessary.

1.141 “ROFN Product” shall mean each of the product containing (a) DMVT-502, (b) DMVT-503 and (c) DMVT-504.

1.142 “ROFN-Negotiation Period” shall have the meaning set forth in Section 2.11(c)

1.143 “ROFN-Related Agreement” shall mean, with respect to a particular ROFN Product, (a) any agreement between (i) Dermavant or any of its Affiliates and (ii) any Third Party, in each case pursuant to which Dermavant has obtained rights relating to such ROFN Product; and (b) any sublicense, asset purchase or similar agreement between Dermavant and any of its Affiliates relating to such ROFN Product.

1.144 “Sanctioned Country” shall have the meaning set forth in Section 9.5(d).

1.145 “Sanctions” shall have the meaning set forth in Section 9.5(d).

1.146 “Secondary Purchase Price Payment” shall have the meaning provided in Section 5.3(b)(iii).

1.147 “Selling Party” shall have the meaning set forth in Section 1.105.

1.148 “Subcommittee” shall mean the JDC, JPC, JMSC or any other subcommittee established by the JSC pursuant to Section 3.4.

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1.149 “Sublicense” shall mean (a) a sublicense under the License or any portion thereof, or (b) a right to market, promote and sell Product in the Field in the Territory.

1.150 “Sublicensee” shall mean any Affiliate or Third Party that has received a Sublicense, directly or indirectly through one or more tiers, from Licensee or its Affiliate. As used in this Agreement, “Sublicensee” shall not include a Distributor.

1.151 “Supply Failure” shall mean (a) a material or repeated failure to meet a firm order for Product or a material or repeated failure to manufacture Product in accordance with GMP (as such term will be defined in the Commercial Supply Agreement) or the applicable specifications for such Product; provided, that, to the extent that Product supplied to Licensee is manufactured by Dermavant or its Affiliates, failure to meet at least [***] of a firm order for Product or to manufacture Product in accordance with GMP or the applicable specifications for such Product, in either case, for a consecutive [***] period will be deemed to be a Supply Failure; provided, further, that to the extent that Product supplied to Licensee is manufactured by a CDMO, a Supply Failure under this Agreement will not be deemed to have occurred unless a Supply Failure (or correlative term) under the applicable CDMO agreement has occurred or (b) Dermavant’s material or repeated failure to make arrangements for manufacturing and supply of the Compound or Product (including, placing an order to CDMO), in accordance with its obligations under the Clinical Supply Agreement or Commercial Supply Agreement, which Supply Failure described in (b) shall be further defined in the Clinical Supply Agreement and Commercial Supply Agreement.

1.152 “Tax-adjusted Yakka Price” means the price (in JPY) for the Product per gram, the price of which is established by the National Health Insurance System in the Territory, less the then-current consumption tax portion.

1.153 “Tax Changing Decision” shall have the meaning provided in Section 5.9.

1.154 “Tax Documents” shall have the meaning provided in Section 5.1.

1.155 “Taxes” shall have the meaning provided in Section 5.9.

1.156 “Term” shall have the meaning provided in Section 11.1.

1.157 “Territory” shall mean Japan.

1.158 “Territory Development Plan” shall mean a written plan, for the conduct of the Territory-Specific development activities with respect to the Product in the Field in the Territory to support MAA filing and Regulatory Approval for the Product in each indication within the Field in the Territory, and, if agreed, any activities to be conducted by Licensee to support the global development of Products pursuant to the Global Development Plan. The high level outline of the initial version of the Territory Development Plan is attached hereto as Exhibit C, and the parties will use diligent efforts to agree on the initial version of the Territory Development Plan as soon as reasonably possible following the Effective Date.

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.159 “Territory-Specific” shall mean, in reference to any development activity with respect to a Product in the Field in the Territory, that such activity is specifically necessary to support MAA filing and Regulatory Approval of such Product in the Field in the Territory.

1.160 “Third Party” shall mean any entity other than Dermavant or Licensee or an Affiliate of Dermavant or Licensee.

1.161 “Third Party Agreement” shall have the meaning provided in Section 8.10.

1.162 “Third Party Licenses” shall have the meaning provided in Section 5.5(a).

1.163 “Third Party Right” shall have the meaning provided in Section 8.10.

1.164 “Torii” shall have the meaning provided in Section 2.3(a)(i).

1.165 “Transfer Price Payment Term” shall mean, on a Product-by-Product basis, the period of time that commences on the date of the First Commercial Sale of a given Product in the Territory, and, unless earlier terminated, expires, on a Product-by-Product basis, upon expiration of all Regulatory Exclusivity for such Product in the Field in the Territory and launch of a Generic Version of such Product in the Territory; provided that with respect to the first Product launched in the Territory for the first indication in the Field, the Transfer Price Payment Term shall not commence on the First Commercial Sale of such Product in the Territory, but will instead commence upon the expiration of the Initial Transfer Price Term.

1.166 “U.S.” shall mean the United States of America.

1.167 “Upfront Payment” shall have the meaning provided in Section 5.1.

2.	LICENSE GRANTS

2.1 License Grant to Licensee. Subject to the terms and conditions of this Agreement, Dermavant hereby appoints Licensee, during the Term, as the exclusive distributor of Products in the Field and in the Territory, and hereby grants to Licensee, during the Term:

(a) an exclusive (even as to Dermavant and its Related Affiliates, except as set forth in Section 2.5), fee-bearing license, including the right to sublicense solely as expressly permitted by Section 2.3, under the Dermavant Technology and Dermavant’s interest in Joint Inventions and Joint Patents, solely to preclinically and clinically develop, import, offer for sale, sell, package and label Product in the Field in the Territory;

(b) a non-exclusive license, with the right to grant sublicenses solely in accordance with Section 2.3, under the Dermavant Technology and Dermavant’s interest in Joint Inventions and Joint Patents, solely to (i) perform Product preclinical and clinical development activities in the Field in the Dermavant Territory (other than in the U.S.), and (ii) perform Product research activities in the Field in the Territory or the Dermavant Territory (other than in the U.S.) that are directed to Product in an Existing Formulation for use in Atopic Dermatitis or Psoriasis or otherwise agreed by the JSC pursuant to Section 4.4, in each case of (i) or (ii) to the extent permitted by this Agreement and conducted to support the registration and commercialization of Product in the Field in the Territory; and

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(c) Subject to Section 2.2, a non-exclusive, fee-bearing (to the extent set forth in this Agreement) license in the Territory or the Dermavant Territory (other than in the U.S.), without the right to sublicense, but, for clarity, with the right to subcontract to a CDMO approved by Dermavant (which approval shall not be unreasonably withheld, delayed or conditioned), under the Dermavant Technology and Dermavant’s interest in Joint Inventions and Joint Patents, to make, have made, package and label Compound solely for incorporation into Products, and to make and have made Products; in each case, solely for use and distribution in the Field in the Territory (the rights and licenses granted in this Section 2.1, collectively, the “License”).

2.2 Conditions for the Exercise of Manufacturing Rights.

(a) Effectiveness of Manufacturing License. Notwithstanding anything herein to the contrary, the Manufacturing License shall only be effective upon a Supply Failure, or as otherwise set forth in Section 2.2(b) in connection with the manufacture of Product in a Licensee Formulation. Licensee shall have no right to practice, and hereby covenants that neither it nor its Affiliates will practice the Manufacturing License unless and until a Supply Failure occurs or the conditions in Section 2.2(b) are satisfied. The parties agree that Dermavant shall have the right to obtain injunctive relief preventing any exercise of the Manufacturing License in contravention of this Section 2.2 pursuant to Section 12.4 without the requirement to post bond with respect thereto.

(b) Specific Licensee Formulations. The parties understand and agree that the supply of the Product hereunder will be made by Dermavant (itself or through a Dermavant CDMO) in (i) the dosage/formulation(s) that have been developed as of the Effective Date and that are available from Dermavant’s CDMO as of the Effective Date; (ii) any dosage/formulation that, at the time of supply, is being used outside of the Territory by or on behalf of Dermavant and that is available for supply by Dermavant to Licensee (whether directly or through a Dermavant CDMO) for use in the Territory; or (iii) any other dosage/formulation that Licensee requests and that Dermavant has the right to require any existing Dermavant CDMO to supply to Dermavant for sale to Licensee for use in the Field or in the Territory under its agreement with any such Dermavant CDMO (but without limiting Section 6.1 with respect to any Development Services) (each of (i)-(iii), a “Dermavant Formulation”), in each case, as will be set forth in the Clinical Supply Agreement or Commercial Supply Agreement, as applicable. In the event Licensee has demonstrated that it requires or that it would be materially beneficial to manufacture Product in a formulation other than a Dermavant Formulation for commercialization in the Territory (each such other formulation, a “Licensee Formulation”), then, should Dermavant elect not to manufacture or have manufactured the Licensee Formulation, the Manufacturing License will enable Licensee to manufacture or have manufactured such Product in the applicable Licensee Formulation if all of the following occur: (A) Dermavant is able to grant such rights without violating the terms of any Third Party agreement, including any Dermavant CDMO agreement (with Dermavant agreeing to use its commercially reasonable efforts, if so requested by Licensee, to seek the required permissions from any Dermavant CDMO or relevant Third Party to enable Dermavant to Control grant such rights), (B), if any transfer of any manufacturing or process development technology is necessary, Dermavant is able to provide or require the transfer of any manufacturing

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and process development technology reasonably required for such manufacture of the Product in any Licensee Formulation in a manner that does not disadvantage or restrict Dermavant with respect to any the manufacture of Compound or Product outside of the Territory, and, (C) Dermavant and Licensee (through the JMSC or otherwise) have agreed in good faith on the financial terms payable to Dermavant following the assumption of such manufacturing by Licensee (which terms shall produce substantially the same economic effects as if Product were manufactured by Dermavant).

(c) Manufacturing Technology Transfer. Following the effectiveness of the Manufacturing License, on the request of Licensee and pursuant to a plan mutually agreed by the parties through the JMSC in good faith, Dermavant shall:

(i) if, at the time of such request, Dermavant manufactures the Compound and/or Product itself (including through an Affiliate), initiate and complete a technology transfer of the process and technology that is then-used to manufacture the Compound and Product to Licensee (or to a mutually agreed Third Party CDMO designated by Licensee); or

(ii) if, at the time of such request, Dermavant has retained one or more Dermavant CDMOs to manufacture the Compound and/or Product and subject to any applicable agreement between Dermavant and any relevant Dermavant CDMO, Dermavant shall either:

(1) use commercially reasonable efforts to facilitate direct discussions between the relevant Dermavant CDMOs so that Licensee may be able to directly engage such CDMOs to supply the Compound and Product to Licensee; or

(2) engage a new CDMO that is selected by Dermavant (after consultation with Licensee and reasonably taking into account Licensee’s views), and the parties will coordinate the logistics of initiation and completion of a technology transfer of the process and technology that is then-used to manufacture the Compound and Product to the Third Party CDMO selected by Dermavant;

with the relevant decision to be at Dermavant’s election, following good faith discussions at the JMSC; provided, however, that in case that the relevant transfer is as a result of a Supply Failure described in subparagraph (b) of Section 1.151 (Definition of Supply Failure), the relevant decision will be made at Licensee’s election.

(d) Manufacturing Technology Transfer Costs. With respect to any manufacturing technology transfer described in Section 2.2(c)(i), or any manufacturing technology transfer described in Section 2.2(c)(ii) that was initiated as a result of a Supply Failure due to subparagraph (b) of Section 1.151 (Definition of Supply Failure), [***]. The parties shall negotiate in good faith an equitable sharing of costs for any manufacturing technology transfer described in Section 2.2(c)(ii) that was initiated for any reason other than as a result of a Supply Failure due to subparagraph (b) of Section 1.151

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(Definition of Supply Failure), which costs sharing would be set forth in the plan for the relevant manufacturing technology transfer agreed by the parties in good faith (through the JMSC). Notwithstanding the foregoing, unless the transfer is because of a Supply Failure, the foregoing costs shall not include expenses and costs for any Development Services related to a Licensee Formulation or any transfer expenses or costs (including direct or out-of-pocket costs), to the extent specifically related to the transfer of any technology or process that is specific to a Licensee Formulation, which expenses and costs shall be borne by Licensee. Prior to commencing any such manufacturing technology transfer, Dermavant shall provide Licensee with an estimate of the expenses and costs to be borne by Licensee in connection therewith. Upon receipt of such estimate, Licensee may elect to cancel its election to transfer manufacturing of the Product to a new CDMO.

2.3 Sublicenses and Appointments.

(a) General Sublicensing Rights. The License shall include, as applicable, and in each case subject to Section 2.3(b):

(i) the right to grant Sublicenses to Affiliates of Licensee (including Torii Pharmaceutical Co. Ltd. (“Torii”)), without Dermavant’s consent, provided that any further Sublicense proposed to be granted by any such Affiliate to a Third Party shall be subject to Section 2.3(a)(ii);

(ii) the right to grant Sublicenses to Third Parties only with Dermavant’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned); and

(iii) the right to appoint Distributors and to engage contract research organizations, and other Third Party subcontractors for the sole purpose of performing Licensee’s obligations with respect to the development, and commercialization of Products in the Field in the Territory;

(b) Obligations and Responsibility. Any Sublicense granted to any Affiliate of Licensee or to any Third Party, and any appointment of a Distributor or Licensee CDMO shall be in writing and shall (i) be subject to, and consistent with, the terms and conditions of this Agreement including, for clarity, the absence of any right to research, manufacture develop or commercialize any Product in the U.S. and (ii) include invention assignment, confidentiality, nondisclosure, and non-use provisions at least as restrictive or protective of the parties as those set forth in this Agreement. For the avoidance of doubt, unless otherwise approved in writing by Dermavant, with such approval not to be unreasonably withheld, conditioned or delayed, taking into account customary retention of ownership interests maintained by the relevant Sublicensee with respect to its background intellectual property, or generally applicable intellectual property generated by such Sublicensee, each Sublicense or other agreement between Licensee and any subcontractor or CDMO of Licensee shall require that Licensee obtain Control of all intellectual property rights, Information or materials arising in connection with the performance of Compound-or Product-related activities under such agreement to the extent such intellectual property right, Information or materials are specific to or otherwise necessary for the development, manufacture, or commercialization of Compound and/or Product so that such Compound- or Product-related intellectual property, Information and materials will be licensed by Licensee to Dermavant

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pursuant to the Grant-Back License without restriction, other than as set forth herein. Licensee shall be fully responsible for the compliance of its Affiliates, Sublicensees, and Distributors with the terms and conditions of this Agreement and shall remain solely liable for the performance of its obligations hereunder, notwithstanding any such Sublicense or appointment. Licensee shall promptly notify Dermavant in writing of the execution of any Sublicense agreement and shall provide Dermavant with a copy of the Sublicense that Licensee reasonably believes that is likely to involve the generation of new intellectual property rights relating to Compound or Product in the course of the performance of the activities under such Sublicense agreement (excluding the agreements with the clinical sites), and any material amendment thereto, in each case, no later than [***] following execution thereof, provided that Licensee need not so provide copies of a Sublicense agreement if such Sublicense agreement is entered into with vendors or subcontractors that are not performing clinical or preclinical research, development or manufacturing for the Compound or Product; provided, further however, that, Dermavant and Licensee shall agree on an efficient method for providing such copies. Licensee may redact any confidential or financial information contained in any Sublicense or amendment provided to Dermavant hereunder that is unnecessary for Dermavant to ascertain compliance with this Agreement. In addition, Licensee shall obtain Dermavant’s written approval, such approval not to be unreasonably withheld, conditioned or delayed, prior to engaging any contract research organization or any other major vendor (e.g., central testing labs, centralized radiologic review) to perform services outside of the Territory that are (A) required to be performed in compliance with GCP or (B) being performed in connection with any Global Phase 2/3 Study for Products in the Field in which Licensee is participating.

2.4 Initial Delivery of Dermavant Know-How; Ongoing Know-How Exchange.

(a) Within [***] days after the Effective Date, the parties shall agree upon a plan for Dermavant, at no additional charge to Licensee, to make available to Licensee copies of such existing and available (in recorded form) Dermavant Know-How in Dermavant’s possession and Control as of the Effective Date as (i) is necessary or reasonably useful for Licensee to exercise the License (but excluding the Manufacturing License) in accordance with this Agreement; and (ii) is otherwise necessary or reasonably useful to perform Licensee’s obligations under Section 4.1 of this Agreement for the development of Product in the Field in the Territory, including, without limitation (A) the GLP certificate issued by national GLP monitoring authority or Establishment Inspection Reports issued by FDA for each test facility (including test sites), (B) Clinical study report of phase 2 studies (DMVT505-[***] and DMVT505-[***]) and phase 1 studies (DMVT505-[***], DMVT505-[***], and DMVT505-[***]), which also includes section 16, (C) the ICH-E6 essential documents of completed clinical studies and (D) CTN related materials of phase 1 study (Study Number [***]), such as clinical trial notification, change notification, completion notification, queries from the PMDA on the briefing package, responses to the PMDA’s queries, (E) pre-late phase II study consultation minutes [***] provided that, to the extent any of the foregoing (A)-(E) are not in Dermavant’s possession or Control, Dermavant will use reasonable efforts to obtain such possession and Control, and will promptly provide each of (A)-(E) as soon as practicable following its possession and Control of any of the foregoing. On an ongoing basis during the Term, Dermavant shall also disclose to Licensee such additional Dermavant Know-How generated after the Effective Date as is necessary or useful for Licensee to exercise the License (but excluding the Manufacturing License) in accordance with this Agreement or otherwise necessary to perform Licensee’s obligations under Section 4.1 of this Agreement for

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

the development of the Product in the Field in the Territory. Without limiting the generality of the foregoing, Dermavant shall provide to Licensee true and complete copies of all final reports of any material preclinical study or clinical trial of Compound or Product in the Field, and all pharmacology, toxicology, pharmacokinetic and other data with respect to Compound or Product, in each case generated by or on behalf of Dermavant, or any of its Related Affiliates, and Licensee shall have the right to use the Data contained in such reports solely within the scope of the License. In addition, if Dermavant fails to provide any of the foregoing (A)-(E) within [***] following the Effective Date, and Licensee reasonably believes that any such Information that is not delivered is required by the Regulatory Authority for Regulatory Approval of Product in the Territory, then Licensee shall provide written notice of the same to Dermavant. Following Dermavant’s receipt of such notice, the parties shall discuss in good-faith (at the JDC or otherwise) the missing Information that is required by Licensee, the relevant timeline by which such Information is required by Licensee in relation to its anticipated development efforts, and, if determined by either party to be required, a study-plan and reasonable study-budget for the conduct of any non-clinical or clinical studies that would be required to be performed to re-generate the relevant Information in (A)-(E), as applicable, that is required by Licensee and that was not timely provided by Dermavant. Unless otherwise agreed, Dermavant shall have the first right to perform or have performed any studies required to generate the Information described in (A)-(E) that is required by that was not timely delivered, [***] provided that if Dermavant elects not to perform such additional studies (with such election to be made as soon as practicable following the parties’ discussions and agreement on the study-plan and study-budget), then Licensee shall have the right to perform the relevant studies and [***]. For clarity, any Information generated in the conduct of any such studies (whether conducted by Licensee or Dermavant) would be solely owned by Dermavant, included within the Dermavant Know-How, and subject to the rights and License granted to Licensee hereunder.

(b) On an ongoing basis during the Term, Licensee shall promptly disclose to Dermavant such Information Controlled by Licensee or its Affiliates as is necessary or useful for Dermavant to (i) exercise the Grant-Back License in accordance with this Agreement, (ii) exercise the license(s) granted to Dermavant pursuant to Section 4.4(c)(ii) of this Agreement or (iii) exercise Dermavant’s rights and perform Dermavant’s obligations under Article 4 of this Agreement. Without limiting the generality of the foregoing, Licensee shall provide to Dermavant all final reports of any material preclinical study or clinical trial of Compound or Product, and all pharmacology, toxicology, pharmacokinetic and other data with respect to Compound or Product, and Dermavant shall have the right to use and allow the use of such Data for any purpose, other than development, use, sale, offer for sale or import of Product in the Field in the Territory during the Term.

2.5 Retained Rights. Notwithstanding the exclusivity of the License or any portion thereof, Dermavant hereby expressly reserves:

(a) the exclusive right (even as to Licensee and its Affiliates, subject only to Licensee’s right to practice the Manufacturing License in accordance with Section 2.2) to make and have made Compound and Product anywhere in the world;

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(b) the exclusive right (even as to Licensee and its Affiliates) to practice, and to grant licenses under, the Dermavant Technology and Dermavant’s interest in Joint Inventions and Joint Patents, for any and all purposes outside of the express scope of the License, which retained right includes, without limitation, the exclusive right to research develop, register, use, sell, have sold, offer for sale and import: (i) Compound and Product inside and outside of the Field in the Dermavant Territory; and (ii) Compound and Product outside of the Field in the Territory; and

(c) the non-exclusive right to practice the Dermavant Technology, Joint Inventions and Joint Patents for the purpose of (i) performing research and global development in the Territory solely in connection with and for the purpose of exploiting the rights retained by Dermavant pursuant to Section 2.5(b) and otherwise in accordance with the terms of this Agreement and (ii) to package and label (or have packaged and labeled) Product for use in the Field in the Territory under this Agreement, as agreed by the parties, with such agreement not to be unreasonably withheld, conditioned or delayed.

2.6 Negative Covenants. Licensee hereby covenants not to practice, and not to permit or cause any Affiliate, Sublicensee, Distributor or other Third Party to practice any Dermavant Technology for any purpose other than as expressly authorized in this Agreement. Without limiting the generality of the foregoing, Licensee hereby covenants on behalf of itself and its Affiliates:

(a) not to develop, register, use, sell, have sold or offer for sale or seek Regulatory Approval for Compound or Product in the Dermavant Territory;

(b) not to, and not to permit or cause any Affiliate, and to use its commercially reasonable efforts not to allow a Sublicensee or Distributor to, sell or provide Compound or Product to any Third Party if Licensee knows, or has or should have reason to believe, that Compound or Product sold or provided to such Third Party would be sold or transferred, directly or indirectly, for use (i) in the Dermavant Territory or (ii) outside the Field (or for indications other than Atopic Dermatitis or Psoriasis, unless and until the terms for such other indication have been agreed upon pursuant to the process set forth in Section 4.3(a));

(c) not to (i) develop, register, use, sell, have sold, offer for sale or import or seek Regulatory Approval for any Combination unless with regard to Combination Product and Combination Treatment, the financial consideration to be provided in connection with the rights to do so has been separately agreed pursuant to Section 2.7(a); or (ii) perform any research or development with respect to any Combination other than as permitted by the JSC and agreed by the parties in accordance with Section 4.4(a);

(d) not to conduct or have conducted any material research or development, preclinical study, or clinical trial of the Compound or Product without first discussing such material research or development, preclinical study or clinical trial at the JSC, and, if required, obtaining approval from the JSC pursuant to Section 4.4;

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(e) not to conduct any clinical trial of Compound or Product, except in accordance with a JSC-approved clinical research protocol and as expressly set forth in the Territory Development Plan;

(f) not to make or have made Compound or Product, except for Compound and Product within the express scope of the Manufacturing License and to the extent permitted pursuant to Section 2.2;

(g) not to develop or commercialize any Compound, or any product containing a Compound, for the over-the-counter market, unless the rights to do so have been separately agreed upon pursuant to Section 2.7(b);

(h) not to research, develop, export, import or otherwise commercialize any Compound or Product outside the Field (or for indications other than Atopic Dermatitis or Psoriasis, unless and until the terms for such other indication have been agreed upon pursuant to the process set forth in Section 4.3(a) or 4.4(b)); or

(i) not to grant, or purport to grant any license or right, or otherwise enable any Affiliate of Licensee or any Third Party to do any of the foregoing, and shall use its commercially reasonable efforts to ensure that none of the foregoing occur.

2.7 Combination Products and Over-The-Counter Products.

(a) Combination Products. In the event that Licensee desires to research or clinically develop or commercialize any Combination, then Dermavant and Licensee shall discuss in good faith and agree upon (i) the terms of such research or development as set forth in and subject to Section 4.4(a), and (ii) the additional financial terms that may apply to the clinical development and commercialization (i.e. milestones, royalties, transfer prices or other payments required on the Net Sales) of the Combination, if such Combination is a Combination Product or a Combination Treatment and if any additional financial terms are necessary, in each case, prior to the occurrence of any of the foregoing. In the event that the parties are unable to agree in good faith on any such additional financial terms described in (ii) above in relation to the clinical development or commercialization of any Combination Product or a Combination Treatment, then either party may, by written notice to the other party refer the matter to the parties’ respective Senior Executives for attempted resolution by good faith negotiation. If the Senior Executives are unable to agree upon such terms within [***] following the referral to such Senior Executives, then either party may, in its sole discretion, seek final resolution of such terms through binding “baseball” arbitration, as described in and pursuant to the procedures set forth in Section 12.5. For clarity, any additional financial terms are not necessary other than the payment provided under Section 5 of this Agreement in case of clinically developing or commercializing Combination Therapy, but such research, development or commercialization remains subject to the approval of the JSC as set forth in Section 4.4(a).

(b) Over-The-Counter Products. The parties understand and agree that the License does not include and specifically excludes any right to research, develop or commercialize any product containing Compound, for the over-the-counter market and that, as between the

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parties, Dermavant retains all rights to the over-the-counter market for the Compound or Product in the Territory. Notwithstanding the foregoing, Dermavant agrees, as follows:

(i) During the Term, neither Dermavant nor its Related Affiliates will (A) seek to develop or commercialize any Compound or product containing Compound for over-the-counter use in the Field in the Territory, or (B) unless requested by Licensee, initiate or have any substantive discussions or negotiations with any Third Party with respect to the grant by Dermavant or any of its Related Affiliates to such Third Party of an exclusive license to develop and commercialize any Compound or product containing Compound for over-the-counter use in the Field in the Territory (or, prior to having substantive discussions with Licensee, as contemplated in Section 2.7(b)(ii) grant any such rights); and

(ii) On the request of Licensee, Dermavant will take whatever actions are needed to satisfy its obligations to a Third Party with respect to the potential grant by Dermavant and its Related Affiliates to such Third Party of a license to develop and commercialize products containing Compound for over-the-counter use in the Field in the Territory and, if such Third Party’s rights become exhausted without Dermavant granting such a license for over-the-counter use in the Field in the Territory, then Dermavant will initiate substantive discussions with Licensee regarding the potential grant by Dermavant and its Related Affiliates to Licensee of an exclusive license to develop and commercialize Product for over-the-counter use in the Field in the Territory.

2.8 Non-Compete. During the period commencing on the Effective Date and concluding on the date that is the earlier of: (a) [***] after the First Commercial Sale of a Product in the Field and in the Territory by a Selling Party under this Agreement; or (b) [***] after termination of this Agreement (excluding the case of termination due to Dermavant’s uncured material breach pursuant to Section 11.2(a)), Licensee will not, and will ensure that its Affiliates do not, independently or for or with any Third Party, sell or market any Competitive Product inside or outside of the Territory, or license, sell, assign, or otherwise grant rights to any Third Party to do any of the foregoing.

2.9 Grant-Back Licenses to Dermavant. Subject to the terms and conditions of this Agreement and, if applicable, any agreement with Licensee’s CDMOs (but without limiting Licensee’s obligations under Section 2.3(b)), Licensee hereby grants to Dermavant (on behalf of itself and its Affiliates) a royalty-free and, fully-paid (except as provided in Section 11.4(c)), irrevocable, perpetual exclusive (even as to Licensee and its Affiliates) license, with the right to sublicense through multiple tiers of sublicense (but if the sublicense is to a Third Party licensee of Dermavant that has the right to develop and commercialize Products for its own account (rather than on behalf of Dermavant), then such sublicense is only permitted if the relevant Third Party licensee grants corresponding rights to intellectual property generated by such licensee that can be exercised by Licensee under this Agreement) under (a) the Licensee Patents, (b) the Licensee Know-How and (c) Licensee’s and its Affiliate’s interest in and to any Joint Inventions and Joint Patents, in each case, (i) to research, develop, import, offer for sale and sell the Compound or Product (A) outside the Territory and (B) outside the Field in the Territory and (ii) to manufacture and have manufactured the Compound and Product to be developed or sold (A) outside the Territory and (B) outside the Field in the Territory; provided, however, that the license to any Licensee Patents, Licensee Know-How, Joint Patent, Joint Invention generated in the course of Approved Combination Research, or LCM Research in which Dermavant did not participate shall be separately agreed pursuant to in Section 4.4(c).

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2.10 No Implied Licenses. No right or license under any Patents or Information of either party is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in this Agreement.

2.11 Right of First Negotiation for ROFN Products.

(a) Product ROFN. Dermavant hereby grants to Licensee an exclusive right of first negotiation to obtain an exclusive license, under the applicable Patents and Information Controlled by Dermavant, to develop, use, sell, offer for sale import and commercialize each ROFN Product for indications in the Field in the Territory (with respect to each ROFN Product, the “Product ROFN”, and such license, an “Exclusive License”), subject to the remainder of this Section 2.11. Licensee acknowledges and agrees that its rights with respect to the Product ROFN for DVMT-503 are subject to a preemptive right of negotiation held as of the Effective Date by a certain Third Party for DVMT-503 and Dermavant shall not have any obligations pursuant to this Section 2.11 that conflicts with or would cause Dermavant to breach its obligations to such Third Party with respect thereto (with Dermavant agreeing to use its reasonable commercial efforts, if so requested by Licensee, to be able to grant such right through triggering such preemptive right of negotiation or otherwise exercising its rights under its agreement with such Third Party). Licensee further acknowledges and agrees that any licenses and other rights that would be granted to Licensee following the successful conclusion of negotiations under a Product ROFN will be subject to and consistent with the terms, conditions and limitations set forth in the ROFN-Related Agreement(s) for the applicable ROFN Product as of the Effective Date to the extent such terms, conditions and limitations were not redacted from the copies of the ROFN-Related Agreements disclosed to Licensee.

(b) ROFN Trigger Notice. If (i) a Third Party provides Dermavant with a written term sheet (including financial terms) for obtaining a license to develop and commercialize a ROFN Product in the Territory for one or more indications in the Field (excluding, for clarity, any term sheet that is received by Dermavant following Dermavant’s determination described in the subparagraph (ii) (A) or (ii) (B)), or (ii) Dermavant determines following the completion of the first Phase 2 Trial (subject to this Section 2.11 and the restrictions and requirements below) to either (A) engage in direct (or through an Affiliate) commercialization of an ROFN Product in the Territory for one or more indications in the Field, or (B) seek to grant to the Third Party the right to develop and commercialize an ROFN Product in the Territory for one or more indications in the Field, then, in either case of (i) or (ii), Dermavant shall provide written notice (a “ROFN Trigger Notice”) to Licensee within [***] after receiving such offer or making such determination, which notice shall specify the ROFN Product(s) and the indications within the Field to be licensed along with, in the case of any offer described in subsection (i), a copy of such Third Party’s term sheet (which copy may have the Third Party’s name and identifying information redacted) or, in the case of subsection (ii)(B), the material financial terms which Dermavant is seeking to obtain for a grant of the rights to develop and commercialize the applicable ROFN Product(s) in the Territory for one or more indications in the Field.

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(c) ROFN Exercise and Negotiations. Licensee may exercise the Product ROFN for a particular ROFN Product by submitting a written offer for the proposed terms of such Exclusive License, including the material financial terms and a high level development plan for the ongoing development and commercialization of such ROFN Product in the Territory (an “Offer”) (i) within [***] after receiving the ROFN Trigger Notice for such ROFN Product or (ii) within [***] after Licensee notifies Dermavant that Licensee is interested in obtaining an Exclusive License to such ROFN Product ((i) or (ii), the “Offer Period”). If Licensee submits an Offer for such ROFN Product to Dermavant during the Offer Period, then Dermavant and Licensee shall enter into exclusive good faith negotiations regarding the commercially reasonable terms for such Exclusive License for a period of [***] following Dermavant’s receipt of such Offer (such period, as may be extended by the parties’ written agreement, the “ROFN-Negotiation Period”). If Licensee does not submit an Offer for such Exclusive License during the Offer Period, or if Licensee submits an Offer during the Offer Period and the parties do not execute a written agreement for such Exclusive License during the ROFN-Negotiation Period, then the Product ROFN for such ROFN Product shall automatically expire. Dermavant shall not license or offer to license such ROFN Product to any Third Party in the applicable indication(s) in the Field in the Territory until the Product ROFN for such ROFN Product has expired.

(d) Completion of First Phase 2 Trial. Dermavant will not (i) offer to a Third Party a license to develop and commercialize any ROFN Product in the Field in the Territory, or (ii) engage in any commercialization of any ROFN Product (directly or through an Affiliate) in the Field and in the Territory, in each case of (i)-(ii), prior to the earlier of Dermavant’s receipt and transmittal to Licensee of initial top line data from the first Phase 2 Trial for such ROFN Product or expiration of the Product ROFN for the applicable ROFN Product. For the avoidance of doubt, nothing in this Section 2.11 shall create any obligation for Dermavant or any of its Affiliates to develop any ROFN Product or to conduct or complete a Phase 2 Trial for any ROFN Product.

(e) Information Sharing for ROFN Products. Provided that the Product ROFN for a given ROFN Product has not yet expired, Dermavant will (i) regularly disclose to Licensee a summary level overview of the progress of development of such ROFN Product in the Field, (ii) upon Licensee’s request, disclose the top line results of each clinical or material non-clinical study, including but not limited to each Phase 2 Trial, for such ROFN Product for one or more indications in the Field as soon as such results are available to and in the Control of Dermavant.

2.12 Right of First Negotiation for Related Products.

(a) Dermavant hereby grants to Licensee a right of first negotiation to obtain an exclusive license, under the applicable Patents and Information Controlled by Dermavant, to develop and commercialize any product(s) containing an [***] in any formulation in the Field and in the Territory (other than the Product) (each such product, a “Related-Product”, such negotiation right with respect to any such Related-Product, a “Related-Product ROFN”, and such license, a “Related-Product License”), subject to the remainder of this Section 2.12.

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(b) If Dermavant determines in its sole discretion that it wishes to grant a Related-Product License or to engage in direct (or through an Affiliate) development and commercialization of an Related-Product in the Territory for one or more indications in the Field, then Dermavant shall provide written notice to Licensee within a reasonable time period after such determination, which notice shall include a general summary of the relevant Related-Product in the Field and in the Territory to be licensed. Licensee may exercise the Related-Product ROFN for the rights to such Related-Product in the Field and in the Territory by submitting a written offer for the proposed terms of such Related-Product License (a “Related-Product Offer”) within [***] after receiving such notice (the “Related-Product Offer Period”). If Licensee submits a Related-Product Offer to Dermavant during the Related-Product Offer Period, then Dermavant and Licensee shall enter into exclusive good faith negotiations regarding the commercially reasonable terms for such Related-Product License for a period of [***] following Dermavant’s receipt of such Related-Product Offer (such period, as may be extended by the parties’ written agreement, the “Related-Product Negotiation Period”). If Licensee does not submit a Related-Product Offer for such Related-Product License during the Related-Product Offer Period, then the Related-Product ROFN for such Related-Product shall automatically expire. If Licensee submits a Related-Product Offer during the Related-Product Offer Period and the parties do not execute a written agreement for such Related-Product License during the Related-Product Negotiation Period, then either party may, by written notice to the other party refer the matter to the parties’ respective Senior Executives for attempted resolution by good faith negotiation. If the Senior Executives are unable to agree upon such terms within [***] following the referral to such Senior Executives, then either party may, in its sole discretion, seek final resolution of such terms through binding “baseball” arbitration, as described in and pursuant to the procedures set forth in Section 12.5. Dermavant shall not license or offer to license any Related-Product to any Third Party for the Field in the Territory until the Related-Product ROFN for such Related-Product has expired.

3.	GOVERNANCE

3.1 Joint Steering Committee.

(a) Establishment and Composition. The parties activities under this Agreement shall be overseen by a Joint Steering Committee (the “JSC”) composed of three (3) representatives of each of Dermavant and Licensee. Each party’s initial JSC members are designated as soon as practicable following the Effective Date. Each party shall be free to change its JSC representatives on written notice to the other party, provided that each party shall ensure that, at all times during the existence of the JSC, its representatives on the JSC have appropriate expertise for the then-current stage of development or commercialization of Product in the Field in the Territory and appropriate seniority (including at least one member of senior management) and have the authority to bind such party with respect to matters within the purview of the JSC.

(b) Responsibilities and Authority. The JSC’s overall responsibility shall be to encourage and facilitate the exchange of information between the parties as contemplated by this Agreement, and to facilitate, coordinate and oversee the development, registration and commercialization of Product in the Field in the Territory. The specific responsibilities of the JSC shall be:

(i) to review and discuss amendments or updates to the Territory Development Plan in accordance with Section 4.1;

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(ii) to review and discuss the protocol for each material preclinical study of Product proposed to be conducted by or on behalf of Licensee or any of its Affiliates or Sublicensees in the Territory;

(iii) (A) to review and discuss the protocol for each clinical trial of the Product proposed to be conducted by or on behalf of Licensee or any of its Affiliates or Sublicensees in the Territory and (B) to approve the protocol synopsis for each such clinical trial through the JDC to which JSC delegates its responsibilities in accordance with Section 4.1(c);

(iv) to facilitate the exchange of Dermavant Know-How and other Information as contemplated by Section 2.4;

(v) to serve as the principal means by which (A) Licensee keeps Dermavant reasonably informed regarding the progress and results of Licensee’s development, registration and commercialization efforts for Product in the Field in the Territory, and (B) Dermavant keeps Licensee reasonably informed regarding the progress and results of Dermavant’s development, registration and commercialization efforts for Products in the Field in the Dermavant Territory;

(vi) to seek harmonization in global development, regulatory approval, branding, marketing, promotion and commercialization efforts with respect to Product in the Field, including whether to perform or allow the performance of any research, development or commercialization of Compound as a component in any Combination in Field in the Territory;

(vii) to act as a forum for Licensee to communicate its then-current strategy for, and the status of its efforts and negotiations in relation to, obtaining and maintain pricing and re-imbursement approvals required for the Product in the Territory, provided that, for clarity, between the parties, Licensee will be solely responsible for the direct interactions and negotiations with any Regulatory Authority in the Territory in connection with the same;

(viii) to coordinate the parties’ Product-related activities in relation to international meetings and congresses that will be attended by representatives of both parties;

(ix) to review and discuss opportunities to support investigator-initiated studies of any Product inside and outside of the Field in the Territory, which shall be subject to the unanimous approval by the JSC if such study is to occur prior to the First Commercial Sale of any Product in the Territory;

(x) to establish Subcommittees as it deems necessary or advisable to further the purposes of this Agreement, to delegate to such Subcommittees such of the JSC’s responsibilities as the JSC deems appropriate, subject to Section 3.3 and Section 3.4, and to dissolve Subcommittees and to resolve disputes referred to it by Subcommittees; and

(xi) to carry out such other obligations as are expressly delegated to it under this Agreement.

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For clarity, and notwithstanding any other provision of this Article 3 or any other provision of this Agreement to the contrary, the JSC shall have no responsibility or authority of any kind with respect to the development, registration or commercialization of Compound or Product in the Dermavant Territory.

(c) Meetings. The JSC shall meet at least once every [***] (or at such other frequency as mutually agreed by the parties) or as described in Section 3.5, if applicable. JSC meetings may be conducted in person at times and places to be determined by the JSC members. Alternatively, the JSC may meet by means of teleconference, videoconference or other similar communications equipment. A reasonable number of additional representatives of a party may attend meetings of the JSC in a non-voting capacity. Each party shall bear its own expenses of participating in meetings of the JSC. Responsibility for chairing JSC meetings shall alternate between the parties, with Dermavant chairing the first JSC meeting after the Effective Date. The chair for any JSC meeting shall not have any greater authority than any other representative of either party on the JSC.

(d) Minutes. Dermavant’s Alliance Manager (or its designee) shall be responsible for preparing minutes of each meeting and shall circulate a draft of the minutes of such meeting to all members of the JSC for comments within [***] after such meeting. Such minutes shall provide a description, in reasonable detail, of the discussions at the meeting and shall document all actions and determinations approved by the JSC at such meeting. In addition, in the event of discussion at any JSC meeting of any new amendment or update to the Territory Development Plan, the applicable document shall be attached to the minutes as an exhibit. The parties shall promptly discuss any comments on such minutes and finalize the minutes no later than the date of the next JSC meeting.

3.2 JSC Decision-Making; Final-Decision Making Authority. Decisions of the JSC shall be made by unanimous vote, with each party’s representatives on the JSC collectively having one vote. No vote of the JSC may be taken unless at least one of each party’s representatives is present for the JSC vote. If the JSC is unable to decide or resolve unanimously any matter properly presented to it for action and that is within its authority, then, at the written request of either party, the issue shall be referred to the [***] of Dermavant and the [***] of Licensee (in each case, such party’s “Senior Executive”) who shall promptly meet and attempt in good faith to resolve such issue within [***]. If the Senior Executives cannot resolve such matter within [***] of the date such matter is first referred to them, then, subject to Section 3.3, Section 3.4, and the remainder of this Section 3.2 it shall be resolved as follows:

(a) Licensee’s Senior Executive shall have the final decision-making authority with respect to any Territory-Specific activities related to the development of, the regulatory approval process for, or commercialization of Products in the Field in the Territory, including amendments to the Territory Development Plan; provided, however, that Dermavant’s Senior Executive shall have the authority to veto any decision of Licensee’s Senior Executive that; (i) would be reasonably expected to create an unnecessary risk to patient safety; or (ii) in Dermavant’s good faith discretion (following consultation with Licensee) could reasonably be expected to have an adverse effect on the development of, the regulatory approval process for, or the commercial potential of, Compound or any product incorporating Compound (including Product) in the Dermavant Territory; and

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(b) Dermavant’s Senior Executive shall have the final decision-making authority with respect to all matters related to the development of, the regulatory approval process for, and the commercialization of Compound or any product incorporating Compound (including Product) in the Dermavant Territory; provided that:

A party’s Senior Executive, in the exercise of his or her final decision-making authority or, as applicable, veto authority, shall give good faith consideration to, and take into account, the other party’s position. Notwithstanding any other provision to the contrary, neither the JSC, nor a Senior Executive in the exercise of the foregoing final decision-making authority, shall have the right: (A) to modify or amend this Agreement; (B) to determine any issue in a manner that would conflict with the express terms and conditions of this Agreement, or (C) to make a decision that is expressly stated to require the mutual written agreement or mutual written consent of the parties or an amendment to this Agreement. The parties intend that all matters within the scope of the JSC’s decision-making authority shall be resolved by the parties in accordance with this Section 3.2, and no matter within the scope of the JSC’s authority shall be subject to the dispute resolution mechanisms set forth in Article 12.

3.3 Scope of Authority; Decisions Requiring Mutual Consent. Notwithstanding the establishment and existence of the JSC or any Subcommittee, each party shall retain the rights, powers and discretion granted to it hereunder, and neither the JSC nor any Subcommittee shall be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein. Further, notwithstanding anything in Section 3.2 to the contrary, the following matters shall require unanimous approval of the JSC (not to be unreasonably withheld, delayed or conditioned), without resort to either party’s final decision-making authority: (a) whether to allow the conduct, by or on behalf of Licensee or its Affiliates or Sublicensees, of any research, development or commercialization of a Combination or a Compound or Product other than in the Existing Formulation in Atopic Dermatitis or Plaque Psoriasis (or any indications other than Atopic Dermatitis or Psoriasis, that has been agreed to be included pursuant to the applicable process set forth in Section 4.3 or 4.4, which in the case of Licensee’s exercise of an Option shall require the execution by the parties of a written amendment to this Agreement or a separate agreement as described in Section 4.3(c)), (b) determination of the scope and plan for any such research (or any expansion thereof or material change thereto), as described in Section 4.4, or (c) participation by Licensee in any investigator-initiated clinical studies of any Compound or Product prior to the First Commercial Sale of such Product in the Territory, as described in Section 3.1(b)(ix).

3.4 Subcommittees; Coordination. From time to time, the JSC may establish additional subcommittees to oversee particular projects or activities within the scope of authority of the JSC, as it deems necessary or advisable. Each Subcommittee shall be composed of an equal number of representatives of each party, as the JSC determines is appropriate from time to time, and shall meet with such frequency as the JSC shall determine. If, with respect to a matter that is subject to a Subcommittee’s decision-making authority but that is not specifically subject to one party’s final decision at such Subcommittee, the Subcommittee cannot reach unanimity, the matter may be referred by either party to the JSC for resolution. In addition to the JSC, the parties will

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establish, through the JSC no later than [***] after the establishment of the JSC, (a) joint development committee (“JDC”) to coordinate development activities for Products for each indication within the Field in the Territory to be conducted by or on behalf of Licensee, its Affiliates or its or their Sublicensees, including clinical/non-clinical development activities necessary for obtaining and maintaining the MAAs for the Products in the Field in the Territory including, but not limited to, Phase 3 Trials in the Field in the Territory, which JDC shall (unless otherwise agreed) meet at least [***] until the First Commercial Sale, and thereafter least once [***] (or at such other frequency as mutually agreed by the parties) or as described in Section 3.5, if applicable, (b) a joint patent committee (“JPC”) to coordinate activities undertaken pursuant to Article 8 of this Agreement and other activities as specifically contemplated herein or those activities within the scope of the JSC’s authority that are assigned to the JPC by the JSC; and (c) a joint manufacturing and supply committee (“JMSC”) to coordinate the entry into the Clinical Supply Agreement and Commercial Supply Agreement and the flow of information with respect to the clinical and commercial supply under this Agreement, including the transfer of any manufacturing technology to Licensee as contemplated in Section 2.2(c), if applicable, and the provision of rolling forecasts from Licensee to Dermavant, setting forth Licensee’s expected requirements for commercial supply of the Compound and Product prior to the entry into the Commercial Supply Agreement and the provision of forecasts thereunder. In addition, on the request of either party, well in advance of first import of the Product for commercial use in the Field in the Territory, the JSC shall discuss in good faith and determine whether to establish a joint commercial committee to discuss and oversee the implantation of the marketing and commercialization activities in the Territory Development Plan and to coordinate such activities with the corollary activities under the Global Development Plan. Further, when determining whether New Indication Research, Approved Combination Research or LCM Research will be pursued by the parties, the JSC shall discuss in good faith and determine whether to establish on or more joint development committee to govern the applicable JSC-approved research. Each party agrees to use good faith efforts to coordinate the scheduling of any meetings of the JSC and each Subcommittee with the other party in a manner intended to minimize the burden on each party and to ensure effective operation and coordination of the parties under this Agreement.

3.5 Alliance Managers; Special Committee Meetings. Within [***] after the Effective Date, each party shall appoint (and notify the other party of the identity of) a representative of such party to act as the primary point of contact for the parties regarding the development, registration and commercialization of Product in the Field in the Territory (each, an “Alliance Manager”). The Alliance Managers shall be responsible for creating and maintaining collaborative, efficient, and responsive communications within and between Licensee and Dermavant. A party may replace its Alliance Manager on written notice to the other party. If a party desires to schedule an ad-hoc meeting of the JSC or any Subcommittee to address a specific issue or matter, then the Alliance Manager of the party that desires to call such ad-hoc meeting shall submit the relevant meeting request and summary of the reason for such request to the other party’s Alliance Manager for transmission to such other party. Each party agrees that it will use all reasonable efforts to promptly schedule any such requested ad-hoc meeting in advance of the next to occur regularly-scheduled meeting of the JSC or such Subcommittee.

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4.	DEVELOPMENT AND REGULATORY; ADDITIONAL RESEARCH PROGRAMS

4.1 Territory Development Program.

(a) Territory Development Plan. Subject to the remainder of this Section 4.1, all of Licensee’s development of Products will be conducted consistent with the Territory Development Plan, as such Territory Development Plan may be amended from time to time by Licensee pursuant to and in accordance with Section 4.1(b), except for those activities for which Licensee has agreed to conduct in support of any Global Phase 2/3 Study, as contemplated in Section 4.2(b), which shall be set forth in the Global Development Plan. Licensee shall be solely responsible for conducting, [***] such Territory-Specific development activities with respect to the Products in the Field in the Territory to support MAA filing and Regulatory Approval in the Territory, as set forth in the Territory Development Plan and the performance of its obligations under the Global Development Plan, as applicable. Licensee shall provide the initial Territory Development Plan to Dermavant reasonably in advance of the first meeting of the JDC, which initial Territory Development Plan shall be consistent in all material respects with the high level outline set forth on Exhibit C. Without limiting the foregoing, the Territory Development Plan shall include (i) an outline of all major development activities for Products for each indication within the Field in the Territory to be conducted by or on behalf of Licensee, its Affiliates or its or their Sublicensees, including clinical/non-clinical development activities necessary for obtaining and maintaining the MAAs for the Products in the Field in the Territory including, but not limited to, Phase 3 Trials in the Field in the Territory; (ii) estimated timelines for the conduct of such major development activities, as well as estimated timelines for submission of MAA applications for the Products in each indication the Field in the Territory; and (iii) estimated timelines of any other major development activities in the Territory, and (iv) any investigator-initiated clinical studies of a Product for which Licensee has the right to participate, as set forth in Section 3.1(b)(ix). As between the parties, but subject to the terms and conditions of this Agreement, Licensee shall be solely responsible, [***] for the performance of its activities under the Territory Development Plan, and Licensee shall keep Dermavant reasonably informed of the status, progress and results of all material developments with respect to the Territory Development Plan activities. Licensee will not perform any activity that Dermavant reasonably believes in good faith and following consultation with Licensee could adversely affect the development or commercialization of the Product outside the Territory. Upon Licensee’s reasonable request, Dermavant shall provide reasonable cooperation and informal assistance to Licensee in connection with the Territory Development Plan, [***] except to the extent otherwise agreed by the parties with respect to certain activities that are specific to the development or commercialization of the Product outside of the Territory or that falls within Dermavant’s responsibility as described in Section 4.2(a). Notwithstanding Section 2.9, if Dermavant includes, in an MAA application submitted to a Regulatory Authority in the Dermavant Territory to obtain Regulatory Approval for a Product in an Existing Formulation in a dosage strength other than [***] for the treatment of Atopic Dermatitis or Plaque Psoriasis, utilizes Information (other than safety data) which is generated by Licensee, its Affiliates or Sublicensees in the course of any Territory-specific development activities with respect to the efficacy of such Product in such formulation and dosage strength in such indication in the Field on the Territory, then Dermavant shall reimburse to Licensee [***] costs and expenses incurred by Licensee to generate such Information during such Territory-specific development activities within [***] following Dermavant’s receipt of

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an invoice from Licensee that documents such costs and expenses, provided that such amounts are consistent with the cost and expense information provided by Licensee at Dermavant’s request (which information Licensee shall provide to Dermavant promptly following such a request).

(b) Amendments to the Territory Development Plan. From time to time during the Term, Licensee may make amendments to the Territory Development Plan in accordance with Section 3.1 and this Section 4.1(b), with the frequency of such updates at its own discretion, which shall be effective immediately unless the presentation to or approval of the JSC are required as set forth below. Unless otherwise agreed by the parties, the activities covered by the Territory Development Plan shall be (i) limited to Territory-Specific development activities (which may include activities outside of the Territory within the scope of the License to the extent intended to support Territory-Specific development), and (ii) consistent with the express obligations of Licensee under this Agreement, including Section 4.6 hereof. Notwithstanding the foregoing, Licensee shall submit any amendment proposed by Licensee involves a material change of Licensee’s or its Affiliates or Sublicensees development activities the Territory Development Plan from those last reviewed (and as applicable, approved) to the JSC (which may include activities outside of the Territory within the scope of the License to the extent intended to support Territory-Specific development), which shall become effective upon the date of presentation to the JSC unless approval of the JSC is required. Without limiting the foregoing, the parties expressly agree that (A) unanimous consent will be required at the JSC if any proposed amendment would significantly change Licensee’s development strategy or result in a material decrease of its obligations, relative to the initial Territory Development Plan for the development of Product in the Territory for each of Psoriasis or Atopic Dermatitis (or for any Product in any other indication in the Field for which specific obligations were agreed by the parties to be included under the Territory Development Plan pursuant to Section 4.3), with such agreement not to be unreasonably withheld, delayed or conditioned, and taking into account any regulatory requirements specific to the Territory and that (B) Licensee will not propose any amendment to the Territory Development Plan that it reasonably believes could adversely affect the development or commercialization of the Product outside the Territory without first discussing such amendment with Dermavant (and for clarity, the performance of any such activities would remain subject to the final decision making authority of the parties, including Dermavant’s veto right in Section 3.2(a), as applicable). Any amendments to the Territory Development Plan that require the unanimous consent of the JSC will become effective upon the date of such unanimous consent. References to the “Territory Development Plan” in this Agreement shall be construed to refer to the Territory Development Plan, as then in effect (including all amendments thereto). Without limiting the foregoing, Licensee shall ensure that the Territory Development Plan remains reasonably current with respect to all ongoing and planned material development and commercialization activities for the Product or Compound in the Field and in the Territory shall keep the JSC and JDC regularly informed of any amendments to the Territory Development Plan that do not require presentation to or approval of the JSC and the status, progress and results of all activities under the Territory Development Plan. To that end, at each JSC and JDC meeting the JSC or JDC, as applicable, shall review and discuss the then-current Territory Development Plan or any upcoming material amendments thereto, and shall ensure that such Territory Development Plan remains reasonably up-to date.

(c) Approval of the Protocol Synopsis for Each Clinical Trial of the Product. If Licensee intends to conduct any clinical trial of the Product (directly or through any of its Affiliates or Sublicensees) in the Territory, Licensee shall provide an accurate English translation

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of the protocol synopsis of such clinical trial to Dermavant for review and shall obtain Dermavant’s prior written approval through the JDC, such approval not to be unreasonably withheld, conditioned or delayed (for clarification, withholding, conditioning or delaying the approval may be deemed reasonable if the conduct of such clinical trial (i) would be reasonably expected to create an unnecessary risk to patient safety or (ii) in Dermavant’s good faith discretion (following consultation with Licensee) could reasonably be expected to have an adverse effect on the development of, the regulatory approval process for, or the commercial potential of, Compound or any product incorporating Compound (including Product) in the Dermavant Territory).

(d) Development in the U.S. to Support the Territory. If Licensee requests that Dermavant expand the scope of the non-exclusive licenses granted under Section 2.1(b) or Section 2.1(c) (or both) to allow the performance by or on behalf of Licensee of specific development activities for Product in the U.S. that would be otherwise permitted by the terms of this Agreement if conducted in another country in the Dermavant Territory, then Dermavant agrees to seek in good faith any waiver or authorization needed from any applicable Third Party in order to allow Licensee to perform or have performed such specified development activities in the U.S., and, upon its receipt of any such required waiver or authorization (or if no such authorization or waiver is then required) will expand the license granted under Section 2.1(b) and/or Section 2.1(c), as applicable, to allow the performance of such specified development activities in the U.S., without further consideration. Without limiting the foregoing, if Dermavant is unable to secure any such required waiver or authorization, then Dermavant and Licensee shall discuss in good faith at the JDC an arrangement by which Dermavant would perform or have performed such specified development activities on behalf of Licensee in the U.S., all at [***] provided that the determination of whether or not to commence such performance on behalf of Licensee would be subject to Dermavant’s consent, not to be unreasonably withheld, delayed or conditioned, and provided further that it would be unreasonable for Dermavant to withhold such consent if all of the following are true, as determined in the reasonable discretion of Dermavant: (i) the relevant activities could not reasonably be performed by or on behalf of Licensee outside of the U.S. without incurring substantial additional costs or material delays, (ii) Dermavant is provided with sufficient lead times and resourcing as is reasonably necessary for Dermavant (in Dermavant’s good faith determination) to secure additional capacity or personnel resources to enable Dermavant to commence or manage the commencement of such specified development activities on behalf of Licensee without disruption of its own development activities, (iii) Licensee has agreed to pay all of the costs of such development activities and any additional internal or external costs reasonably incurred by Dermavant in connection with Dermavant’s management or conduct of the relevant activities, and (iv) in Dermavant’s good faith discretion (following consultation with Licensee) the performance of such activities would not reasonably be expected to have an adverse effect on the development of, the regulatory approval process for, or the commercial potential of, Compound or any product incorporating Compound (including Product) in the Dermavant Territory.

4.2 Global Development Program.

(a) As between the parties, Dermavant shall be solely responsible for conducting, [***] non-clinical, clinical or any other development activities with respect to the Products in the Field to support MAA filing and Regulatory Approval for Products in the Existing Formulation at a [***] dosage for Atopic Dermatitis and Psoriasis in

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both the Territory and the Dermavant Territory, excluding any development activities that are Licensee’s responsibility as described in Section 4.1(a). Dermavant shall keep Licensee reasonably informed of the status, progress and results of major development activities for Products in the Field conducted by or on behalf of Dermavant in the Dermavant Territory and (to the extent known by Dermavant or its Affiliates or Licensee) such party will keep the other informed of any major development activities for Products in the Field conducted in China, Hong Kong and Taiwan.

(b) Global Phase 2/3 Clinical Studies. If Dermavant (itself or through an Affiliate or a collaborator) desires to conduct a Phase 2 Trial or Phase 3 Trial of a Product in the Field that either (i) is designed to be undertaken in countries within the Dermavant Territory and within the Territory, or (ii) is designed to be conducted solely in the Dermavant Territory but if expansion of such clinical trial to the Territory could reasonably be expected to generate Data that could be used to support Regulatory Approval in the Territory (each, a “Global Phase 2/3 Study”), then Dermavant shall notify Licensee. In the event that Licensee desires to participate in any such Global Phase 2/3 Study, Dermavant and Licensee shall discuss in good faith the feasibility thereof at the JSC and, if it is feasible, the terms and conditions for Licensee’s participation, which participation shall be subject in all cases to the consent of Dermavant in its reasonable discretion. In the event that Dermavant does so consent, then the parties shall promptly prepare a development plan that reflects such participation and the terms of such participation (a “Global Development Plan”).

4.3 Additional Indication Development.

(a) Restrictions; Information Sharing. Licensee acknowledges and agrees that Licensee’s (and its Affiliates’ and Sublicensees’) preclinical and clinical development and commercialization efforts for Product or Compound will only be directed to Products for Psoriasis or Atopic Dermatitis and, unless otherwise agreed pursuant to the process set forth in this Section 4.3, will not be directed to the use of Product or Compound for any other indications in the Field, notwithstanding the scope of the License. In addition, Licensee further acknowledges and agrees that it shall not perform any research or preclinical development on Product or Compound for use in any indication other than Psoriasis or Atopic Dermatitis, other than permitted New Indication Research or LCM Research, as set forth in Section 4.4(b) or Section 4.4(c). Without limiting the foregoing, each party shall keep the other party reasonably informed, via the JSC and JDC, of the progress and results of its preclinical and clinical development activities, if any, for Compound or Product in new indications in the Field (other than Psoriasis or Atopic Dermatitis), including by providing such other party, as applicable, top-line data from any clinical trial conducted by or on behalf of such party for any Product in any indications in the Field other than Psoriasis or Atopic Dermatitis. Without limiting the foregoing, promptly following the first availability thereof (taking into account any confidentiality or contractual restrictions with Third Parties, for which the restricted party agrees to use its reasonable commercial efforts to have released or otherwise waived), Dermavant will provide to Licensee with true and complete copies of all final reports of any significant preclinical study or clinical trial of Compound or Product in indications in the Field other than Psoriasis or Atopic Dermatitis that are conducted by or on behalf of Dermavant.

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(b) Additional Indication Development Rights and Option. Other than LCM Research as set forth in Section 4.4(b), if Licensee desires to pursue clinical Product development or commercialization efforts in the Field and in the Territory for any indications other than Psoriasis or Atopic Dermatitis, then Licensee shall have, and Dermavant hereby grants to Licensee the exclusive option, exercisable at any time during the Term on an indication-by-indication basis, to expand its activities under this Agreement to include preclinical development, clinical development and commercialization activities for the Compounds or Products for one or more indications in the Field in the Territory other than Psoriasis or Atopic Dermatitis, which development and commercialization will occur, if at all, following the agreement of the parties on (i) the additional financial terms applicable to any such development and commercialization of Product in such new indication in the Field and in the Territory, and (ii) any specific development activities required to be included in the Territory Development Plan for the Product in the Territory for such new indication, and (iii) the appropriate terms related to the ownership of and related rights in and to Information and intellectual property developed by or on behalf of Licensee in relation to such new indication, which financial terms and development obligations and intellectual property concerns shall, in each case, be consistent with those agreed by the parties as of the Effective Date for Psoriasis and Atopic Dermatitis (as may be reasonably adjusted based on the expected market or patient populations for the Product in such indication in the Territory) (each, an “Option”). For clarity, the Option shall not include any right to perform research for the Compound or Product in any indications in the Field other than Psoriasis or Atopic Dermatitis, which shall only be permitted, if at all, pursuant to the mechanism set forth in Section 4.4(b).

(c) Option Exercise; Amendment; Arbitration of Terms. Subject to the terms and conditions of this Agreement, Licensee may exercise each Option at any time during the Term by delivering written notice of such exercise (“Exercise Notice”) to Dermavant. If Licensee exercises an Option as set forth above, the parties shall negotiate in good faith for up to [***] (as such period may be extended by mutual written agreement of the parties, the “Negotiation Period”) the financial and other material terms pursuant to which Licensee’s activities under the License would expand to include the applicable new indication for the Product in the Field in the Territory. In the event that the parties are unable to agree upon such terms during the Negotiation Period, then either party may, by written notice to the other party within [***] after the end of the Negotiation Period, refer the matter to the parties Senior Executives for attempted resolution by good faith negotiation. If the Senior Executives are unable to agree upon such terms within [***] following the referral to such Senior Executives, then either party may, in its sole discretion, seek final resolution of such terms through binding “baseball” arbitration, as described in and pursuant to the procedures set forth in Section 12.5. If Licensee would not be granted rights to develop and commercialize the Product for the applicable new indication in the Field in the Territory, Dermavant shall not perform such activities in the Field in the Territory by itself and through any Affiliate or Third Party.

4.4 Licensee LCM and Combination Research Programs.

(a) Combination Research Program. In the event that Licensee desires to perform research or pre-clinical development activities with respect to any Combination, then Licensee shall submit to the JSC a reasonably detailed plan for the conduct of such research or development for the JSC’s review and approval. If the JSC approves the proposed plan for such activities (any such approved research or development activities, the “Approved Combination

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Research”), then it shall notify the parties, and Dermavant and Licensee shall, prior to the commencement of any such Approved Combination Research, discuss and endeavor to agree on the additional terms and conditions for such Approved Combination Research, including (i) the sharing of Information generated in the conduct of such activities, (ii) the disclosure and the allocation of rights to any Combination Research Technology generated in connection with the performance of any Approved Combination Research, in each case, inside and outside of the Territory, which rules and procedures shall be determined by or in consultation with the JPC and subject to any related third party agreements (in such case each party shall make commercially reasonable efforts to reach agreement with such third party regarding financial terms and the allocation of rights to intellectual property), and (iii) the terms regarding the parties’ respective obligations and rights with respect to any identified Third Party rights or obligations related to the relevant Combination that is the subject of the Approved Combination Research, and, (iv) if requested by either party at such time, the financial terms for the clinical development and potential commercialization of the relevant Combination, if applicable and as contemplated in Section 2.7(a).

(i) In the event that the parties (through the JSC) are unable to agree as to whether Licensee should be permitted to perform such Approved Combination Research, or the parties are unable to come to terms governing any such Approved Combination Research (including the terms governing the ownership and licenses to any Information, Inventions or Patents arising therefrom), then Licensee shall have no right to perform such Approved Combination Research and neither of Dermavant nor Licensee shall have the right to develop or commercialize the Product in such Combination in the Territory during the Term. If Dermavant or its Related Affiliates desires to file a patent application covering Licensee’s proprietary compound(s) or related Information of which Dermavant or its Related Affiliates first becomes aware as a result of the foregoing discussions, within or outside of the Territory, then Dermavant shall consult with Licensee in advance and obtain Licensee’s written consent, which shall not be unreasonably withheld, conditioned or delayed.

(ii) If the JSC agrees to allow the performance of such Approved Combination Research and the parties agree on the terms governing the foregoing, then, prior to the commencement of any such activities by Licensee, the parties shall amend the Territory Development Plan and, if required, this Agreement, to include the Approved Combination Research and the agreed terms for the conduct of the same.

(b) Additional New Indication Research and Development in the Existing Formulation. In the event that Licensee desires to perform research or pre-clinical development activities with respect to the use of the Product or Compound in any Existing Formulation for any indications in the Field other than Atopic Dermatitis or Psoriasis (or, if applicable, any other indication for which Licensee has the rights to develop and commercialize Products under this Agreement pursuant to the exercise of its Option under Section 4.3(c)), then Licensee shall submit to the JSC a reasonably detailed plan for the conduct of such research for the JSC’s review and approval. If the parties (through the JSC) are unable to agree in good faith as to whether Licensee should be permitted to perform such proposed research activities, then Licensee shall have no right to perform such research or pre-clinical development activities. If the JSC approves the proposed research or pre-clinical development (any such approved research or pre-clinical development activities for the Product in an Existing Formulation in a new indication, the “New Indication

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Research”), then it shall notify the parties, and Licensee will be permitted to perform such New Indication Research, provided that prior to the commencement of any such New Indication Research, the parties would discuss in good faith and endeavor to agree on (i) contributions of Dermavant to any such New Indication Research, (ii) the sharing of Information generated by either party in the conduct of any New Indication Research, and (iii) the allocation of rights to intellectual property, including Patents generated in connection with such research and development, in each case, inside and outside of the Territory, which rights shall include and be consistent with the licenses granted in Section 2.1 and 2.9, and, prior to the commencement of any such activities by Licensee, the parties shall amend the Territory Development Plan and, if required, this Agreement, to include the New Indication Research and the agreed terms for the conduct of the same.

(c) New Formulation and Other Product Research. In the event that Licensee desires to perform research or pre-clinical development that involves a Compound or Product in the Field but (i) is not described in Section 4.4(a) or Section 4.4(b), and (ii) is not directed to the use of the Compound or Product in an Existing Formulation in any of (A) Psoriasis, (B) Atopic Dermatitis, or (C) if applicable, any other indication for which Licensee has the rights to develop and commercialize Products under this Agreement pursuant to the exercise of its Option under Section 4.3(c), then, Licensee shall submit to the JSC a reasonably detailed plan for the conduct of such research (including the expected costs of such research) for the JSC’s review and approval (with such approval not to be unreasonably withheld, delayed or conditioned). In the event that the parties (through the JSC) are unable to agree as to whether Licensee should be permitted to perform such research, then Licensee shall have no right to perform such research. If the JSC approves the proposed research described above (any such approved research activities, the “LCM Research”), then it shall notify the parties, and the following shall apply:

(i) If Dermavant desires to participate in and co-fund such LCM Research, then Dermavant shall, within [***] following the JSC’s decision to permit such LCM Research, provide written notice to Licensee indicating the same, in which case the parties would negotiate in good faith the terms governing Dermavant’s participation in such LCM Research, including (A) the sharing of Information generated in the conduct of such LCM Research, (B) the disclosure and the allocation of rights to intellectual property and Inventions, including Patents generated in connection with the performance of any LCM Research, in each case, inside and outside of the Territory, which rules and procedures shall be determined by or in consultation with the JPC, and (C) funding or compensation, if any, provided by either party in connection with such LCM Research or the exploitation of the LCM Research Technology. Prior to the commencement of any such jointly conducted or co-funded LCM Research, the parties shall amend the Territory Development Plan and, if required, this Agreement, to include such jointly conducted or co-funded LCM Research, and the agreed terms for the conduct of the same.

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(ii) If Dermavant does not elect to participate in and co-fund any LCM Research (or does not make a timely election to participate as required pursuant to Section 4.4(c)), then Licensee may nevertheless proceed with such LCM Research and, as between the parties, Licensee will be solely responsible for the conduct and costs of such LCM Research, subject to the following:

(1) Licensee shall promptly disclose to Dermavant any material LCM Research Know-How in accordance with Section 8.1(b) and will, at such time grant (and hereby does grant) to Dermavant (on behalf of itself and its Affiliates), a royalty free and fully paid up (except as provided in Section 11.4(c)), irrevocable, perpetual, non-exclusive license, with the right to sublicense through multiple tiers of sublicense, under Licensee’s and its Affiliates’ interest in and to any such LCM Research Know-How to research, develop, import, offer for sale and sell Product (i) outside the Territory and (ii) outside the Field in the Territory and (y) to manufacture and have manufactured Compound and Product to be developed or sold (i) outside the Territory and (ii) outside the Field in the Territory, which license may be converted into an exclusive license on the request of Dermavant but no later than any applicable deadline pursuant to Section 4.4(c)(ii)(2);

(2) If LCM Research Know-How is stated by Licensee at the    time of disclosure to be non-patentable, Dermavant shall have the right to convert the foregoing non-exclusive license into an exclusive license set forth in Section 4.4(c)(ii)(2)b within [***] after disclosure of such LCM Research Know-How. If LCM Research Know-How is patentable or Licensee does not state at the time of disclosure that it is not patentable, Licensee will notify Dermavant as soon as practicable, but in all cases at least [***] in advance of filing any Patent claiming or covering any Invention within the LCM Research Know-How, and the proposed filing date for such Patent, including a copy of the proposed filing. Dermavant will have the opportunity to discuss such Patent filing with Licensee, and shall have the right to require Licensee to grant before or during such [***] review period, either:

a. a royalty-free, fully-paid, irrevocable, perpetual, non-exclusive license, with the right to sublicense through multiple tiers of sublicense under Licensee’s and its Affiliates interest in and to the LCM Research Technology (to the extent not already licensed to Dermavant pursuant to Section 4.4(c)(ii)(1)) to research, develop, import, offer for sale and sell Product (i) outside the Territory and (ii) outside the Field in the Territory and (y) to manufacture and have manufactured Compound and Product to be developed or sold (i) outside the Territory and (ii) outside the Field in the Territory; or

b. a royalty bearing, irrevocable, perpetual, exclusive license, with the right to sublicense through multiple tiers of sublicense (but if the sublicense is to a Third Party licensee of Dermavant that has the right to develop and commercialize Products for its own account (rather than on behalf of Dermavant), then such sublicense is only permitted if the relevant Third Party licensee grants corresponding rights to intellectual property generated by such licensee that can be exercised by Licensee under this Agreement), under Licensee’s and its Affiliates interest in and to the LCM Research Technology (including an exclusive license to any LCM Research Know-How already licensed to Dermavant pursuant to Section 4.4(c)(ii)(1)) to research, develop, import, offer for sale and sell Product (i) outside the Territory and (ii) outside the Field in the Territory and (y) to manufacture and have manufactured Compound and Product to be developed or sold (i) outside the Territory and (ii) outside the Field in the Territory.

(3) In the case that Dermavant selects an exclusive license as set forth Section 4.4(c)(ii)(2)b, the parties will meet and agree on appropriate and commercially reasonable economic terms for such grant of rights. If the parties cannot agree on the economic terms for such a conversion to an exclusive license within a [***] negotiation period

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following the request of Dermavant under this Section 4.4(c)(ii)(3), then Dermavant may, by written notice to Licensee refer the matter to the parties’ respective Senior Executives for attempted resolution by good faith negotiation. If the Senior Executives are unable to agree upon such terms within [***] following the referral to such Senior Executives, then either party may, in its sole discretion, seek final resolution of such terms through binding “baseball” arbitration, as described in and pursuant to the procedures set forth in Section 12.5.

4.5 Compliance. In conducting any activity pursuant to this Article 4, each party shall comply with all Applicable Laws, including, as applicable to the given activity, GLP, GCP and GMP.

4.6 Diligence. Licensee shall use Commercially Reasonable Efforts to conduct Territory-Specific development appropriate to obtain Regulatory Approval for Products in each indication in the Field in the Territory, and shall use Commercially Reasonable Efforts to obtain and maintain Regulatory Approvals for, and following receipt of such Regulatory Approvals, to commercialize the Product in each indication in the Field and in the Territory. Without limiting the generality of the foregoing, Licensee shall: (a) use Commercially Reasonable Efforts to perform the activities set forth in the Territory Development Plan (or under the Global Development Plan, as may be agreed and allocated to Licensee pursuant to Section 4.2(b)); and (b) use Commercially Reasonable Efforts to initiate and complete such activities within the timelines set forth therein. Licensee shall maintain offices and other facilities reasonably appropriate to carry out development of Product in the Field and in the Territory and to perform its obligations under Section 4.2 with respect to Global Development Plan activities, if any, in each case in accordance with this Agreement, and Licensee shall devote qualified personnel and other appropriate resources to such activities.

4.7 Records. Licensee shall prepare and maintain, or shall cause to be prepared and maintained, in conformity with standard pharmaceutical and biotechnology industry practices and the terms and conditions of this Agreement, complete and accurate written records, accounts, notes, reports and data (including Data) with respect to all development activities with respect to the Compound or Products in the Field in the Territory.

4.8 Regulatory Activities in the Territory. Subject to Section 4.9(b), Licensee shall be solely responsible for preparing, filing, obtaining and maintaining all Product Filings for Products in the Territory, [***] and shall be the sole holder of all Product Filings for Products in the Territory, provided that Licensee shall provide English translations of final drafts of the protocol synopsis and all key points for related INDs and the key points of MAAs to Dermavant for review and comment and shall consider Dermavant’s comments thereon in good faith. Licensee shall promptly provide Dermavant with copies, and English summary descriptions, of all material documents, information and correspondence received from any Regulatory Authority in the Territory relating to Product or Compound and, at Dermavant’s request, copies of any other documents, reports and communications from or to any such Regulatory Authority relating to Product or Compound. Further, the parties understand and agree that Dermavant may require Licensee to provide accurate English translations of certain material correspondence delivered to or received from the Regulatory Authorities in the Territory relating to Product or Compound (in addition to the English summary descriptions that Licensee is required to provide pursuant to the above) and the parties agree to work in good faith (through the JDC) to determine

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an appropriate process for Dermavant to request and obtain any such translations from Licensee, taking into account the requirements of Dermavant and the burden and cost to Licensee in providing such translations. [***] incurred in connection with regulatory activities with respect to Product in the Field in the Territory, and Licensee shall have responsibility for all interactions with Regulatory Authorities in the Territory with respect to Product in the Field in the Territory and for all compliance filings, certificates, and safety reporting with respect to Product in the Field in the Territory. Licensee shall also obtain any approvals required by Regulatory Authorities in the Territory to import or export Product to or within the Territory.

4.9 Access to Regulatory Filings.

(a) Licensee shall promptly provide to Dermavant true and complete accurate English translations of all INDs and MAAs (to the extent newly generated by or on behalf of Licensee or its Affiliates or Sublicensees) for Product filed by or on behalf of Licensee or its Affiliates or Sublicensees with Regulatory Authorities in the Territory and all Regulatory Approvals received for Product from Regulatory Authorities in the Territory. Licensee hereby grants to Dermavant Rights of Reference to all such Product Filings for the purposes of: (i) obtaining and maintaining Regulatory Approvals for Compound and Product in the Dermavant Territory; (ii) obtaining and maintaining Regulatory Approvals for any product incorporating Compound (other than Product) in the Territory; (iii) the manufacture of Compound or Product for use or distribution anywhere in the world; and (iv) complying with applicable pharmacovigilance and other regulatory requirements with respect to the Product and activities described in the preceding clauses (i) through (iii). Without limiting the foregoing, if a certified English translation of any IND or MAA filed by or on behalf of Licensee in the Territory for the Product or Compound is reasonably necessary for Dermavant’s regulatory purposes, then on Dermavant’s written request, Licensee will, as soon as practicable seek and obtain such certified English translation, and provide such certified English translation to Dermavant, provided that Dermavant will be responsible for reimbursing Licensee for [***] of the costs reasonably incurred by Licensee in connection with obtaining such certified English translations, which amounts shall be paid by Dermavant within [***] following Dermavant’s receipt of an invoice for any such undisputed amounts.

(b) Dermavant shall promptly provide to Licensee true and complete copies of all Product Filings for Product filed by or on behalf of Dermavant or its Affiliates or Sublicensees in the U.S. or with the European Medicines Agency (or any successor agency). Dermavant hereby grants to Licensee the Rights of Reference to all such Product Filings for the purposes of: (i) obtaining and maintaining Regulatory Approvals for Product in the Field in the Territory; (ii) manufacturing Product for use or distribution in the Field in the Territory under the Manufacturing License, following the grant of such Manufacturing License, if applicable, and (iii) complying with applicable pharmacovigilance and other regulatory requirements with respect to Product in the Territory.

(c) Each party shall, promptly upon request of the other party, file with applicable Regulatory Authorities such letters of authorization, access or cross-reference as may be necessary to accomplish the intent of this Section 4.9.

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4.10 Global Safety Database; Pharmacovigilance; Adverse Event Reporting.

(a) Global Safety Database. As between the parties, Dermavant will hold, solely own and be solely responsible for maintaining the global safety database for Product.

(b) Safety Data and Exchange Agreement. No later than the anticipated date of commencement of the first clinical trial of Product in the Field in the Territory, the parties shall negotiate in good faith and enter into a safety data exchange agreement regarding the Product, which shall set forth standard operating procedures governing the collection, investigation, reporting, and exchange of information concerning adverse drug reactions/experiences sufficient to permit each party to comply with its regulatory and other legal obligations within the applicable timeframes. Such agreement’s terms and conditions shall: (i) be no less stringent than U.S., Japan, and ICH guidelines, such that each party shall be able to comply with all regulatory and legal requirements regarding the management of safety data by providing for the exchange of relevant information in appropriate format within applicable timeframes, and (ii) provide Licensee with, at a minimum, the same level of access to Benvitimod safety data generated in any of China, Hong Kong and Taiwan as Dermavant is entitled to receive under its safety data exchange agreement with the Third Party that has the right to commercialize Benvitimod in China, Hong Kong and Taiwan, which in any case shall be sufficient to meet the requirements in the Territory. Subject to the foregoing, each party shall be responsible for monitoring all clinical experiences with respect to Product in the course of its own Product development activities and filing all required reports with respect thereto in its respective territory (i.e., with respect to Licensee, in the Territory, and with respect to Dermavant, in the Dermavant Territory).

(c) Adverse Event Reporting. As between the parties: (i) Licensee shall be responsible for the timely reporting of adverse drug reactions/experiences, and safety data relating to Product to the appropriate Regulatory Authorities in the Territory; and (ii) Dermavant shall be responsible for reporting adverse drug reactions/experiences, and product safety data relating to Product to the appropriate Regulatory Authorities in the Dermavant Territory; in each case ((i) and (ii)) in accordance with Applicable Laws of the relevant countries and Regulatory Authorities. Each party shall use Commercially Reasonable Efforts to ensure that its Affiliates, licensees and sublicensees comply with such reporting obligations. Licensee shall promptly consult with Dermavant regarding all drug-related serious adverse event reports originating in the Territory and reasonably consider any input from Dermavant prior to finalizing serious adverse event reports for such events and/or making any submission to a Regulatory Authority regarding such events, to the extent practically possible.

4.11 Regulatory Cooperation. Each party shall use Commercially Reasonable Efforts to provide the other party with all reasonable assistance and take all actions reasonably requested by such other party, without changing the allocation of responsibilities set forth in this Article 4, that are necessary or desirable to enable: (a) Licensee to obtain and maintain Regulatory Approvals for Product in the Field in the Territory; and (b) Dermavant to obtain and maintain Regulatory Approvals for (i) any product that incorporates Compound in the Dermavant Territory; and (ii) any product that incorporates Compound (other than Product) in the Territory to the extent consistent with this Agreement. Each party further agrees to cooperate with any inspection by any Regulatory Authority relating to Product, including, but not limited to, any inspection prior to approval of an application for Regulatory Approval for Product.

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

4.12 Dermavant’s Change of Control. In the event that Dermavant or its Affiliate undergoes a Change of Control with a Third Party [***].

4.13 Commercialization in the Territory. Subject to the terms and conditions of this Agreement, Licensee shall control and be solely responsible, [***] for marketing, promotion and commercialization of Product in the Field in the Territory.

5.	PAYMENTS; PAYMENT REPORTS

5.1 Upfront License Payment. Within [***] after the later of (a) the Effective Date and (b) receipt from Dermavant of an appropriate invoice and all completed tax documents to file with tax authorities in Japan in order to reduce Dermavant’s liability (“Tax Documents”) for the amount payable to Dermavant under this Section 5.1, Licensee shall pay to Dermavant a non-refundable, non-creditable upfront payment in the amount of Sixty Million Dollars ($60,000,000) (the “Upfront Payment”). Without limiting the foregoing, Licensee shall initiate a wire transfer in the full amount of the Upfront Payment to Dermavant within [***] following the later of (i) the Effective Date and (ii) receipt from Dermavant of an appropriate invoice and Tax Documents for the amount payable to Dermavant under this Section 5.1, and shall provide notice to Dermavant immediately following the initiation of such transfer.

5.2 Development Milestone Payments. Within [***] following the first achievement of each of the milestone events set forth in the table below (each, a “Development Milestone Event”), Licensee shall provide Dermavant with written notice of such achievement. Within [***] upon receipt from Dermavant of an appropriate invoice and all completed Tax Documents for the relevant amount payable to Dermavant under this Section 5.2, Licensee shall pay to Dermavant the corresponding non-refundable,

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non-creditable milestone payment set forth in such table (each, a “Development Milestone Payment”). Licensee will use Commercially Reasonable Efforts to achieve each Development Milestone Event:

Development Milestone Event	Development Milestone Payment (in Dollars)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each Development Milestone Payment will be payable only one (1) time and, for the avoidance of doubt, no more than Fifty-Three Million United States Dollars ($53,000,000) in milestone payments shall be payable under this Section 5.2.

5.3 Product Transfer Price Payments for Commercial Supply of Product.

(a) Transfer Price. In consideration of Dermavant’s commercial supply of Product to Licensee under the Commercial Supply Agreement, except as set forth in Section 5.4, and subject to any applicable reduction set forth in Section 5.5, Licensee shall pay to Dermavant a purchase price for Licensee’s purchase of each unit of Product (the “Product Transfer Price”) equal to:

(i) During the Initial Transfer Price Term, if applicable to such Product, the Cost of Goods for each such unit of Product plus a markup of [***];

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(ii) During the Transfer Price Payment Term for such Product, the applicable Product Transfer Price percentage set forth in the table below of the annual Net Sales for such Product:

Annual Net Sales	Product Transfer Price Percentage
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(iii) Following the expiration of Transfer Price Payment Term, for each such unit of Product, an amount equal to the Cost of Goods for each such unit of Product plus a markup of [***].

(b) Payment of Product Transfer Prices; Reports.

(i) Estimated Transfer Price during Transfer Price Payment Term. No later than [***] before the beginning of the calendar year in which Licensee is expected to file an MAA for a particular Product in the Territory (or, for the first Product in the Field in the Territory, no later than [***] before the end of the calendar year in which the First Commercial Sale has occurred) and each subsequent calendar year before the end of the Transfer Price Payment Term, Licensee shall calculate and report to Dermavant the estimated average per unit Net Sales for such Product in the Territory for such calendar year based on the expected Net Sales of the Product in the Territory (such estimated average per unit Net Sales shall be referred to the “ENS”). The ENS shall be calculated based on [***].

(ii) Initial Purchase Price Payments during Transfer Price Payment Term. For all units of Product delivered to Licensee in a given calendar month for commercial sale pursuant to the Commercial Supply Agreement, promptly after Dermavant delivers such Product to Licensee, Dermavant shall invoice Licensee an amount equal to the applicable Cost of Goods of the Product for such units, based on the applicable time period set forth in Section 5.3(a) during which the Product is being delivered (the “Initial Purchase Price Payment”). Licensee shall pay all undisputed amounts in such invoice no later than [***] after receipt of the invoice. In the event Licensee disputes one or more items in an invoice, Licensee will promptly notify Dermavant in writing and such notice shall contain a reasonably detailed description of the item(s) being disputed and the basis therefor. Dermavant will promptly respond to Licensee and the parties will use good faith efforts to promptly resolve the dispute. Amounts determined to be owed following resolution will be paid to Dermavant within [***] of resolution of the dispute.

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(iii) Secondary Purchase Price Payments during Transfer Price Payment Term. No later [***] prior to the beginning of each calendar quarter during the Transfer Price Payment Term, Licensee shall provide Dermavant with the estimated portion of ENS to be sold in the applicable calendar quarter and Dermavant shall invoice Licensee an amount equal to [***] of the estimated Product Transfer Price (less the applicable COGS already paid or payable to Dermavant) based on such estimated portion of the ENS (the “Secondary Purchase Price Payment”). No later than [***] after receipt of an appropriate invoice, Licensee shall pay all undisputed amounts in such invoice. In the event Licensee disputes one or more items in an invoice, Licensee will promptly notify Dermavant in writing and such notice shall contain a reasonably detailed description of the item(s) being disputed and the basis therefor. Dermavant will promptly respond to Licensee and the parties will use good faith efforts to promptly resolve the dispute. Amounts determined to be owed following resolution will be paid to Dermavant within [***] of resolution of the dispute.

(iv) Transfer Price Reports and Reconciliation Payments during Transfer Price Payment Term. Within [***] after the end of each calendar quarter during which there are Net Sales of Product in the Territory, Licensee shall prepare and send to Dermavant a report stating: (a) the total amount of Net Sales of each Product during such calendar quarter, and the detailed and total deductions from gross amounts invoiced (or otherwise charged) to arrive at such Net Sales; (b) the sales in units of each Product and gross amounts invoiced for such sales, on a Product-by-Product basis during such calendar quarter; (c) the total amount of Product used as samples or as part of compassionate use, named patient use or indigent patient program (and specifying the total amount of Product used in each such way); (d) the total amount of Initial Purchase Price Payments paid by Licensee to Dermavant upon invoice (as provided above under Section 5.3(b)(ii)) for the delivery of such Products to Licensee; (e) a detailed description of the inventory of Product being held at by Licensee or its Affiliates or Sublicensees at the end of such calendar quarter; and (f) the total amount owed by Licensee to Dermavant, if any, taking into account the Initial Purchase Price Payment and the Secondary Purchase Price Payment already made to Dermavant. The parties agree that each of the quarterly reports to be provided by Licensee to Dermavant pursuant to this Section shall be broken down to report all gross invoiced sales and Net Sales on a Product-by-Product basis. Within [***] after the end of each calendar quarter during which there are Net Sales of Product in the Territory, Licensee shall pay Dermavant an amount equal to the following (provided that such following amount is a positive number): the sum of the applicable Product Transfer Prices for all units of Product sold during such calendar quarter, minus the sum of the applicable Initial Purchase Price Payments and Secondary Purchase Price Payments made for such units of Product based on the ENS (the portion of such payment attributable to each unit of Product, the “Reconciliation Purchase Price Payment”). For clarity, the parties acknowledge and agree that in any event for each unit of Product delivered by Dermavant to Licensee under the Commercial Supply Agreement and sold by Licensee, its Affiliates or its and their Sublicensees, to generate Net Sales, the Initial Purchase Price Payment for such unit of Product plus the Secondary Purchase Price Payment and the Reconciliation Purchase Price Payment for such unit of Product shall equal the Product Transfer Price for such unit of Product. [***].

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(v) Payments and Invoicing for Products outside of Transfer Price Payment Term. For all units of Product delivered to Licensee in a given month for commercial sale pursuant to the Commercial Supply Agreement that are being supplied outside of the Transfer Price Payment Term, promptly after Dermavant delivers such Product to Licensee, Dermavant shall invoice Licensee an amount equal to the applicable Product Transfer Price for such units. Licensee shall pay all undisputed amounts in such invoice no later than [***] after receipt of the invoice. In the event Licensee disputes one or more items in an invoice, Licensee will promptly notify Dermavant in writing and such notice shall contain a reasonably detailed description of the item(s) being disputed and the basis therefor. Dermavant will promptly respond to Licensee and the parties will use good faith efforts to promptly resolve the dispute. Amounts determined to be owed following resolution will be paid to Dermavant within [***] of resolution of the dispute.

5.4 Royalty in Lieu of Product Transfer Price. In the event that Dermavant is no longer responsible for the supply of Product to Licensee under this Agreement or the Commercial Supply Agreement, Dermavant shall continue to receive an amount in royalty payments consistent with the applicable Product Transfer Price (taking into account the reasonable costs incurred by Licensee to manufacture or have manufactured the Product), which shall be negotiated and agreed in good faith by the parties for the period within the Transfer Price Payment Term. In the event that the parties are unable to agree upon the foregoing royalty payments within [***] following the initiation of discussions regarding the same, then either party may, by written notice to the other party refer the matter to the parties’ respective Senior Executives for attempted resolution by good faith negotiation. If the Senior Executives are unable to agree upon such terms within [***] following the referral to such Senior Executives, then either party may, in its sole discretion, seek final resolution of such terms through binding “baseball” arbitration, as described in and pursuant to the procedures set forth in Section 12.5.

5.5 Transfer Price Reductions.

(a) Third Party Licenses. Subject to the remainder of this Section 5.5, and the rights and obligation of the parties set forth in Section 8.10, in the event that Licensee or its Affiliate or Sublicensee (as applicable) is required to obtain one or more licenses under any Patent of Third Parties that are necessary for the manufacture, approved use, sale, offer for sale or import of a given Product in the Territory (each a “Third Party License”), then [***] of the royalties actually paid by Licensee or such Affiliate or Sublicensee (as applicable) under such Third Party Licenses with respect to sales of such Product in the Territory in a given calendar quarter will be creditable against the Product Transfer Price payable by Licensee to Dermavant with respect to Product sold in such calendar quarter; provided, however, that in no event will the Product Transfer Price payable by Licensee to Dermavant hereunder with respect to any unit of Product sold during such calendar quarter be reduced to less than the Cost of Goods for such unit of Product plus a markup of [***]; provided further that if any calendar quarter Licensee cannot apply any of the reductions permitted under this Section 5.5(a) as a result of the foregoing [***] reduction limitation, then Licensee may carry over such amount to any subsequent calendar quarter and reduce the Product Transfer Price payment due for such calendar quarter, subject always to the restrictions of the Section 5.5(a) and, if applicable, Section 5.5(b).

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(b) Equitable Price Reduction Discussion Right. If, prior to the expiration of Regulatory Exclusivity for a given Product in the Territory, (i) a Regulatory Authority in the Territory sets a Tax-adjusted Yakka Price for Product that is more than a [***] decrease of the price set at the time of the first Regulatory Approval for such Product in the Territory or (ii) a Regulatory Authority in the Territory sets an Tax-adjusted Yakka Price for Product that is equal to or lower than [***] per gram within [***] after the time of the First Commercial Sale for such Product in the Territory or (iii) the ratio of the Cost of Goods plus [***] to the total gross amounts amount billed or invoiced any Selling Party for sales or other dispositions of Products to Third Parties is equal to or more than [***] and in each case ((i) through (iii)), such event causes it to be no longer commercially viable for Licensee to continue development of or marketing Product in the Field in the Territory based on the Product Transfer Price payable under this Agreement, (an “Adjustment Event”), then upon either party’s request, in an effort to allow Licensee to continue the development of or marketing Product in the Field in the Territory in a manner that is commercially viable for each party, both parties agree (x) in the event that the Adjustment Event (i) or (ii) above occurs, to discuss in good faith an equitable reduction of the ‘Product Transfer Price Percentages’ set forth in the table in Section 5.3(a)(ii) and the foregoing reduction limitation set forth in Section 5.5(a) and (y) in the event that the Adjustment Event (iii) above occurs, to discuss in good faith an equitable solution to address such Adjustment Event. For clarity, this Section 5.5 is intended only to facilitate good faith discussions between the parties following the occurrence of an Adjustment Event, and nothing in this Section 5.5 is intended to obligate or require either party agree to any adjustment, solution or reduction or modification of any rights or obligations of either party under this Agreement unless doing so is the outcome of the good faith discussions.

5.6 Exchange Rate; Manner and Place of Payment. Unless otherwise expressly stated in this Agreement, all payments to Dermavant under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated in writing by Dermavant. Payments hereunder shall be considered to be made as of the day on which they are received by Dermavant’s designated bank. Unless otherwise expressly stated in this Agreement, all amounts specified to be payable under this Agreement are in United States Dollars and shall be paid in United States Dollars. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be calculated at the rate of exchange for such currency used throughout Licensee’s accounting system in conformity with Accounting Standards for the calendar quarter for which payment is due. All payments owed under this Agreement shall be made by wire transfer to a bank and account in [***] designated in writing by Dermavant, unless otherwise specified in writing by Dermavant.

5.7 Late Payments. In the event that any payment due under this Agreement is not made when due, the payment shall accrue interest at a rate per annum that is [***] for the period from the due date for payment until the date of actual payment; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Dermavant from exercising any other rights it may have as a consequence of the lateness of any payment.

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

5.8 Audits.

(a) Audit by Dermavant. Licensee shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit Dermavant to confirm the accuracy of all payments due hereunder, for at least [***] following the end of the calendar year to which they pertain. Dermavant shall have the right, once annually, to cause an independent, certified public accountant reasonably acceptable to Licensee or its Affiliate or Sublicensee, as applicable, to audit such records to confirm Net Sales, the timing of achievement of Development Milestone Events, and any Product Transfer Price payments (including any Initial Purchase Price Payment, Secondary Purchase Price Payment or Reconciliation Purchase Price Payment) for a period covering not more than the preceding [***]. No records with respect to a particular calendar year shall be subject to audit under this section more than once. Such audits may be exercised during normal business hours upon reasonable prior written notice to Licensee or its Affiliate or Sublicensee, as applicable. The auditor will execute a reasonable written confidentiality agreement with Licensee or its Affiliate or Sublicensee, as applicable, and will disclose to Dermavant only such information as is reasonably necessary to provide Dermavant with information regarding any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement, including the timing thereof. If such audit reveals that Licensee has failed to accurately report information pursuant to Section 5.3(b), or to make any payment (or portion thereof) when due under this Agreement, then Licensee, within [***] after receipt of the final audit report, shall pay to Dermavant any underpaid amounts due under this Agreement, together with interest on such underpaid or late amounts calculated in accordance with Section 5.7. [***] unless such audit discloses an underpayment by Licensee of more than [***] of the amount due for any calendar year under this Agreement, in which case [***]. If such audit discloses an overpayment by Licensee, then Licensee will deduct the amount of such overpayment from amounts otherwise owed to Dermavant under this Agreement or, to the extent such deduction is not available, Licensee may request (and Dermavant shall promptly provide) a refund of the overpaid amounts to Licensee, following its receipt of an invoice for any such undisputed overpaid amounts.

(b) Audit by Licensee for COGs. In addition to the provisions stipulated in Article 6, the Clinical Supply Agreement and the Commercial Supply Agreement, Dermavant shall keep, and shall cause its Affiliates to keep, complete and accurate records pertaining to the Cost of Goods of Compounds and/or Products in sufficient detail to permit Dermavant to confirm the accuracy of all payments (including internal costs and out-of-pocket expenses) due hereunder, for at least [***] following the end of the calendar year to which they pertain. Licensee shall have the right, once annually, to cause an independent, certified public accountant reasonably acceptable to Dermavant or its Affiliates, as applicable, to audit such records for a period covering not more than the preceding [***]. No records with respect to a particular calendar year shall be subject to audit under this section more than once. Such audits may be exercised during normal business hours upon reasonable prior written notice to Dermavant or its Affiliate, as applicable. The auditor will execute a reasonable written confidentiality agreement with Dermavant or its Affiliate, as applicable, and will disclose to Licensee only such information as is reasonably necessary to provide Licensee with information regarding any actual or potential discrepancies between amounts reported and actually paid and

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amounts payable under this Agreement in relation to the Cost of Goods of Dermavant. If such audit reveals that there is any discrepancy in which Licensee has made an overpayment, such discrepancy shall be adjusted from the next payment under this Agreement without any interest. Licensee shall bear the full cost of such audit unless such audit discloses an underpayment by Licensee of more than [***] of the amount due for any calendar year under this Agreement, in which case Dermavant shall bear the full cost of such audit.

5.9 Taxes; Cooperation. The parties agree to cooperate with one another in accordance with Applicable Laws and use reasonable efforts to minimize Tax withholding or similar obligations in respect of payments made under this Agreement. The parties acknowledge and agree that under the current tax treaty between Japan and Switzerland in effect as of the Effective Date, the Upfront Payment, Development Milestone Payments, Product Transfer Price, and all other amounts payable by Licensee to Dermavant pursuant to this Agreement (each, a “Payment”) shall [***] (collectively, “Taxes”); provided, however, if it is required by Applicable Laws to impose an obligation on Licensee to deduct or withhold Taxes directly from any amount paid to Dermavant, then Licensee will deduct or withhold the required amount and will timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with the Applicable Laws, and [***]. Notwithstanding the foregoing, to the extent Licensee or its Affiliates [***]. In the event Applicable Laws require Taxes be deducted or withheld, Licensee will provide reasonable assistance and documentation to allow [***]. Each party will use reasonable efforts to provide the other with information requested by the other party that is required by the other party for the purpose of filing applicable tax returns.

6.	MANUFACTURING AND SUPPLY

6.1 General. Subject to the terms and conditions of this Agreement, the Clinical Supply Agreement, the Commercial Supply Agreement and related quality agreements, including Section 2.2(b) with respect to any Licensee Formulation, Dermavant shall sell and supply, or cause to be supplied, to Licensee, and Licensee shall purchase exclusively from Dermavant: (a) all of Licensee’s, its Affiliates’ and its and their Sublicensees’ requirements of Product for clinical and non-clinical trials and other development and registration activities in the Territory, as described

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in additional detail in Sections 6.2 and 6.4; and (b) all of Licensee’s, its Affiliates’ and its and their Sublicensees’ requirements of Product for commercial distribution in the Territory, as described in additional detail in Sections 6.3 and 6.4. Each party acknowledges that packaging and labeling requirements in the Territory may make it unduly burdensome, costly or otherwise impracticable for Dermavant to supply Product to Licensee in final packaged and labeled form, and that accordingly, the parties shall subsequent to the Effective Date determine the form of supply of the Products based upon Licensee’s demonstrated commercial requirements and Dermavant’s CDMO’s capabilities; provided, that Dermavant shall have no obligation to supply Product to Licensee in final packaged or labeled form unless and until agreed to by Dermavant, and Licensee shall be responsible, [***] for any packaging and labeling of the Products (to the extent not otherwise conducted by or Dermavant) in accordance with the Applicable Laws in the Territory. In addition, in the event that any Development Services are requested by Licensee, Dermavant will use Commercially Reasonable Efforts to (i) in the case of Product manufactured by one or more Dermavant CDMOs, have perform of such Development Services (including supply of the Compound) pursuant to its agreement(s) with any such Dermavant CDMO, and (ii) in the case of Product manufactured by Dermavant or its Affiliate, perform or have perform such Development Services (including supply of the Compound); provided that, in each case ((i) and (ii)), and unless otherwise agreed by the parties, [***].

6.2 Clinical Supply. Dermavant shall manufacture, or have manufactured, and supply, or have supplied, to Licensee, Product for use in clinical and non-clinical trials and other development and registration activities with respect to Product in the Field in the Territory, in accordance with a clinical supply agreement to be negotiated in good faith and entered into by the parties as soon as practicable following the Effective Date (the “Clinical Supply Agreement”). The Clinical Supply Agreement shall be negotiated in good faith by the parties and shall be on commercially reasonable terms consistent with the terms of this Agreement and the Supply Terms set forth on Exhibit B hereto. In any event, the Clinical Supply Agreement shall be consistent with, and shall be designed to permit Dermavant to comply with its obligations under, Dermavant’s corresponding supply agreement(s) with its Third Party CDMO(s) of Compound and Product (“Dermavant CDMO(s)”), and shall not impose on Dermavant obligations with respect to Product manufactured by any Dermavant CDMO that are in excess of such Dermavant CDMO’s obligations to Dermavant with respect to Product. Further, and without limiting Section 6.1, the Clinical Supply Agreement will reflect the principles and terms set forth in Section 6.3(a) - 6.3(e) in each case, mutatis mutandis, and Section 6.4. On the reasonable request of Licensee, Dermavant will use reasonable efforts to attempt to negotiate with any of the Dermavant CDMOs responsible for manufacturing Product for supply pursuant to the Clinical Supply Agreement, in the event that Dermavant’s agreement with such Dermavant CDMO prevents Licensee from fully exploiting its rights under the License, provided that Dermavant shall not be required to pay any amounts with respect to the same.

6.3 Commercial Supply. No later than [***] prior to the anticipated first NDA filing in the Territory for the Product, the parties shall negotiate in good faith and endeavor to enter into a separate written commercial supply agreement, pursuant to which, subject to this Sections 6.3 and Section 6.4, Dermavant will manufacture, or have manufactured, and supply, or have supplied, to Licensee, Product for commercial distribution in the Field and in the Territory (the

53.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Commercial Supply Agreement”). The Commercial Supply Agreement shall be negotiated in good faith by the parties and shall be on commercially reasonable terms consistent with the terms of this Agreement and the Supply Terms set forth on Exhibit B hereto. In any event, the provisions of the Commercial Supply Agreement shall be consistent with, and shall be designed to permit Dermavant to comply with its obligations under, Dermavant’s corresponding supply agreement(s) with all Dermavant CDMOs, and shall not impose on Dermavant obligations with respect to Product manufactured by any Dermavant CDMO that are in excess of such Dermavant CDMO’s obligations to Dermavant with respect to Product. On the reasonable request of Licensee, Dermavant will use reasonable efforts to attempt to negotiate with any of the Dermavant CDMOs responsible for manufacturing Product for supply pursuant to the Commercial Supply Agreement, in the event that Dermavant’s agreement with such Dermavant CDMO prevents Licensee from fully exploiting its rights under the License, provided that Dermavant shall not be required to pay any amounts with respect to the same. Subject to, but without limiting the generality of, the foregoing, the Commercial Supply Agreement shall:

(a) obligate Licensee to order, purchase and pay for Product in certain minimum order quantities (which may be based on whole lots or batches);

(b) specify the lead time required for manufacture and supply of each batch or lot of Product;

(c) address such other matters as are customary for commercial supply agreements with respect to pharmaceutical products, such as forecasting requirements (including rolling forecasts with binding and non-binding portions), firm orders, procedures for order submission, delivery, acceptance and rejection, quality matters, regulatory matters, and, subject to the final paragraph of this Section 6.3, warranty;

(d) provide for the parties to enter into an appropriate quality agreement for Product in compliance with GMP and Applicable Laws in the Territory and local market standards; and

(e) the Commercial Supply Agreement shall not obligate Dermavant to provide any representations or warranties with respect to Product, or remedies for non-conforming Product, manufactured by any Dermavant CDMO beyond those representations, warranties and remedies provided by such Dermavant CDMO to Dermavant for such Product, and Dermavant shall be entitled to all disclaimers of warranties, limitations of liability and other limitations on liability to which such Dermavant CDMO is entitled with regard to supply of such Product, provided that all such representations, warranties and remedies provided by such Dermavant CDMO are either enforceable by Licensee or enforced by Dermavant for the benefit of Licensee. Dermavant shall have no obligation to amend or renegotiate any manufacturing and supply agreement with any Dermavant CDMO for Product existing at the Effective Date except to the extent necessary to obligate such Dermavant CDMO to manufacture such Product for use in the Territory; provided, that, to the extent the terms of any agreement between Dermavant and any Dermavant CDMO are insufficient to (a) permit the supply of the Product in the Field in the Territory in accordance with Applicable Law or (b) comply with local market standards in the Territory applicable to commercialization, then Dermavant will use Commercially Reasonable Efforts to amend such Dermavant CDMO agreements or make such other arrangements, in each case, as necessary to reasonably address such insufficiencies.

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

6.4 Supply Price. The transfer price for Product supplied by or on behalf of Dermavant (a) pursuant to the Clinical Supply Agreement shall be equal to [***] and (b) pursuant to the Commercial Supply Agreement shall be at [***]. Dermavant shall use Commercially Reasonable Efforts to reduce the Cost of Goods for Product; provided, that such obligation shall not require Dermavant to obtain supply of Product from a new CDMO.

6.5 Selection of a Contract Manufacturer. In the event that Dermavant plans to change the Dermavant CDMO after the Effective Date, Dermavant shall promptly notify Licensee and shall provide Licensee with any information reasonably requested by Licensee as well as to arrange site visits to evaluate such Dermavant CDMO.

6.6 Accreditation. Dermavant and Licensee acknowledge that, pursuant to Applicable Law, the manufacturing sites for the Compound and Product, including any test or storage facilities, are required to be accredited as of the time when Licensee files for Regulatory Approval for the Product in the Territory. In order to assist Licensee in obtaining Regulatory Approval for the Product in the Territory, Dermavant shall (i) cooperate reasonably with Licensee to apply for, or use Commercially Reasonable Efforts to cause Dermavant CDMOs to apply for, or (ii) permit Licensee to apply on Dermavant’s behalf for, or use Commercially Reasonable Efforts to cause Dermavant CDMOs to permit Licensee to apply for, on their behalf, accreditation to the Regulatory Authorities in the Territory, prior to Licensee’s anticipated date for the filing of a NDA for the Product in the Territory. In the case of application by Licensee on behalf of Dermavant and/or Dermavant CDMOs, Dermavant shall provide, and shall use Commercially Reasonable Efforts to cause Dermavant CDMOs to provide, Licensee with all documents and information available to Dermavant or Dermavant CDMOs and reasonably appropriate to support accreditation requested by the Licensee in a timely manner. In the event that Dermavant or the Dermavant CDMOs makes changes with respect to the following matters after the accreditation, Dermavant shall notify, or shall cause Dermavant CDMOs to notify, Licensee within [***] of the:

(a) name or address of the Person responsible for the manufacturing establishment;

(b) name of the executives responsible for the services;

(c) name of the manufacturing establishment;

(d) major part of buildings and facilities of the manufacturing establishment; and

(e) category and (deemed) accreditation number, when a foreign manufacturer obtains additional accreditations for another category, or discontinues operation of their accredited manufacturing establishment.

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

7.	CONFIDENTIALITY

7.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, each party agrees that, during the Term and for [***] thereafter, such party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose, other than as expressly provided for in this Agreement, any Information furnished to it by or on behalf of the other party (the “Disclosing Party”) pursuant to this Agreement or under the Prior CDA, whether in written, oral, visual, electronic or other form (“Confidential Information”). The Receiving Party may use Confidential Information only to the extent required to accomplish the purposes of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own, but no less than reasonable care, to ensure that its, and its Affiliates’ and Sublicensees’, employees, agents, consultants and other representatives (“Representatives”) do not disclose or make any unauthorized use of the Confidential Information. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

7.2 Exceptions. Confidential Information shall not include any information that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available to the public; (b) is known by the Receiving Party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the Receiving Party on a nonconfidential basis by a Third Party; or (d) is independently discovered or developed by the Receiving Party, independently of the activities undertaken by the Receiving Party pursuant to this Agreement and without the use of Confidential Information of the Disclosing Party, as evidenced by the Receiving Party’s contemporaneously-maintained written records.

7.3 Authorized Disclosure. Each party may disclose Confidential Information of the other party as expressly permitted by this Agreement, or if and to the extent such disclosure is necessary in the following instances:

(a) filing or prosecuting Patents as permitted by this Agreement;

(b) enforcing such party’s rights under this Agreement and performing its obligations under this Agreement;

(c) prosecuting or defending litigation as permitted by this Agreement;

(d) complying with applicable court orders or applicable laws, rules and regulations, or the listing rules of any exchange on which such party’s securities are traded;

(e) in Product Filings that the Receiving Party has the right to file, or holds, as expressly set forth in this Agreement;

(f) disclosure to the Receiving Party’s Affiliates, licensees and sublicensees/Sublicensees, potential licensees and sublicensees/Sublicensees, and to the Receiving Party’s and its Affiliates’ Representatives who, in each case, need to know such information in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement,

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

provided, in each case, that any such Affiliate, actual or potential licensee or sublicensee/Sublicensee, or Representative agrees to be bound by terms of confidentiality and nonuse at least as restrictive as those set forth in this Article 7; and

(g) disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use.

Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 7.3(c) or 7.3(d), it will, except where impracticable, (i) give reasonable advance notice to the Disclosing Party of such disclosure, (ii) use efforts to secure confidential treatment of such information at least as diligent as the Receiving Party would use to protect its own confidential information, but in no event less than reasonable efforts, and (iii) cooperate with any efforts by the Disclosing Party, at the [***] to secure confidential treatment of such Confidential Information. Disclosure by the Receiving Party of Confidential Information in accordance with any of the foregoing provisions of this Section 7.3 shall not, in and of itself, cause the information so disclosed to cease to be treated as Confidential Information under this Agreement, except to the extent that, by virtue of disclosure by the Receiving Party in full compliance with this Section 7.3, such information becomes generally known or available.

7.4 Confidentiality of this Agreement. Except as otherwise provided in this Article 7, each party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other party hereto, except that each party may disclose the terms of this Agreement that are otherwise made public as contemplated by Section 7.5 or to the extent such disclosure is permitted under Section 7.3.

7.5 Public Announcements.

(a) The parties will agree on the content and form of the expected press release from each party and will coordinate to the extent reasonably practicable, the timing of the initial press releases in order to accomplish the same promptly upon execution and delivery of this Agreement. Except to the extent already disclosed in a press release or other public communication issued in accordance with this Agreement, no public announcement concerning this Agreement, its subject matter or the transactions described herein shall be made, either directly or indirectly, by either party or its Affiliates, except as may be required, in the good faith discretion of such party’s counsel, by Applicable Law (including disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”) or the Tokyo Stock Exchange), judicial order, or stock exchange or quotation system rule without first obtaining the approval of the other party and agreement upon the nature, text and timing of such announcement, which approval and agreement shall not be unreasonably withheld or delayed. The party desiring to make any such voluntary public announcement shall provide the other party with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow the other party to comment upon such announcement, prior to public release. In the case of press releases or other public communications required to be made by law, judicial order or stock exchange or quotation system rule, the party making such press release or public announcement shall provide to the other

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

party a copy of the proposed press release or public announcement in written or electronic form upon such advance notice as is practicable under the circumstances for the purpose of allowing the notified party to review and comment upon such press release or public announcement. Under such circumstances, the releasing party shall not be obligated to delay making any such press release or public communication beyond the time when the same is required to be made. Neither party shall be required to seek the permission of the other party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such party or by the other party in accordance with this Section 7.5(a); provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

(b) Each party may make public statements regarding this Agreement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, provided that any such public statement or press release: (i) is not inconsistent with prior public disclosures or public statements made in accordance with Section 7.5(a) or as permitted by Section 7.3; and (ii) does not reveal (A) information regarding the terms of this Agreement that have not previously been disclosed in accordance with Section 7.5(a) or as permitted by Section 7.3 or (B) non-public information about the other party.

(c) The parties shall reasonably coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC or other governmental agency or any stock exchange on which securities issued by a party or its Affiliate are traded. Each party shall use reasonable efforts to seek and obtain confidential treatment for the provisions of this Agreement that the parties mutually agree to redact from such filing; provided that each party shall ultimately retain ultimate discretion to disclose such information to the SEC or any stock exchange or other governmental agency (as the case may be) as such party determines, based on advice of legal counsel, is required to be so disclosed. Except as expressly set forth in this Article 7, neither party (or its Affiliates) shall be obligated to consult with or obtain approval from the other party with respect to any filings with the SEC or any stock exchange or other governmental agency where such filings do not disclose Confidential Information of the other party.

7.6 Publications. Each party recognizes that the publication of scientific and medical papers regarding results of and other information regarding Products, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. Accordingly, a party shall have the right to review and comment on any material proposed for disclosure or publication by the other party, such as by oral presentation, manuscript or abstract, relating to the development, manufacture or commercialization Products and/or that includes Confidential Information of the other party. Before any such material is submitted for publication or disclosure (other than oral presentation materials and abstracts, which are addressed below), the party proposing publication shall deliver a complete copy to the other party at least [***] days prior to the earlier of submitting the material to a publisher or initiating such other disclosure, and such other party shall review any such material and give its comments to the party proposing publication within [***] of the delivery of such material to such other party. With respect to oral presentation materials and abstracts, the party proposing publication shall deliver a complete copy to the other party at least [***] prior to the anticipated date of the presentation, and such other party shall make

58.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the party proposing publication with appropriate comments, if any, but in no event later than [***] from the date of delivery to the non-publishing party. The publishing party shall comply with the other party’s request to delete references to the other party’s Confidential Information in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional [***] for the purpose of preparing and filing appropriate patent applications. Notwithstanding the foregoing, if the party proposing to make a publication under this Section 7.6 is Dermavant, then it shall only be required to provide newly generated and non-published Information related to the Product in the Field to Licensee for review and comment in accordance with this Section 7.6. For clarity, this Section 7.6 is intended to set forth the procedures for scientific and medical presentations and publications, and other public disclosures (e.g., press releases, investor presentations and the like) are addressed in Section 7.3 and Section 7.5 hereof.

8.	INTELLECTUAL PROPERTY

8.1 Ownership and Assignments.

(a) Inventions. Except as expressly set forth in this Agreement, (i) each party will own all rights, title, and interests in and to any and all Information or Inventions made solely by or on behalf of such party or its Affiliates in connection with the performance of such party’s activities under this Agreement and any Patents claiming any such Information or Inventions, and (ii) the parties will jointly own any jointly generated Information and all Joint Inventions or Joint Patents. Notwithstanding the foregoing, Dermavant will solely own all Assigned Dermavant Collaboration Technology. All determinations of inventorship under this Agreement will be made in accordance with U.S. patent law.

(b) Disclosure. Each of Dermavant and Licensee will promptly disclose to the other party (through the JPC) all material Information or Inventions within the Joint Inventions, Assigned Dermavant Collaboration Know-How, the New Indication Know-How, or the LCM Research Know-How or the Combination Research Know-How prior to the filing of any patent application with respect to such Inventions, including all invention disclosures or other similar documents submitted to such party by its or its Affiliates’ employees, agents, or independent contractors relating thereto. Each party will also promptly respond to reasonable requests from the other party for additional information relating thereto.

(c) Assignment. Licensee will and hereby does assign to Dermavant all of Licensee’s rights, title, and interests in and to any Assigned Dermavant Collaboration Technology, and Dermavant hereby accepts such assignment. Licensee will take (and cause its Affiliates and Sublicensees, and their respective employees, agents, and contractors to take) such further actions reasonably requested by Dermavant to evidence such assignment and to assist Dermavant in obtaining Patents and other intellectual property protection for any Inventions within the Assigned Dermavant Collaboration Technology as set forth in Section 8.3. If Licensee is unable to assign any Assigned Dermavant Collaboration Technology as set forth in this Section 8.1(c), then Licensee hereby grants and agrees to grant to Dermavant a royalty-free, fully paid-up, worldwide, exclusive (even as to Licensee and its Affiliates), perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Assigned Dermavant Collaboration

59.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Technology for any and all purposes, subject to the terms and conditions of this Agreement (including the grant of the License to Licensee). For clarity, Licensee will not file any Patents claiming any Invention within the Assigned Dermavant Collaboration Technology unless the JPC unanimously provides consent to such filing.

(d) Discussion on Ownership of Combination Research Patents and certain LCM Research Patents. Dermavant and Licensee shall meet in good faith at the JPC and shall agree on the allocation of rights to intellectual property, including the ownership of Patents generated in connection with such research and development in advance of any commencement of any JSC agreed (i) Approved Combination Research contemplated by Section 4.4(a) or (ii) LCM Research that Dermavant has elected to participate in and co-fund pursuant to Section 4.4(c)(i).

8.2 Patent Prosecution and Maintenance. For purposes of this Section 8.2, the terms “prosecution” and “maintenance” (including variations such as “prosecute” and “maintain”) shall mean, with respect to a Patent, the preparation, filing, prosecution (including conducting all correspondence and interactions with any patent office and seeking, conducting and defending all any interferences, inter partes reviews, reissue proceedings, reexaminations, and oppositions and similar proceedings) and maintenance (including payment of any patent annuity fees) of such Patent, as well as re-examinations, reissues, appeals, post grant reviews (PGR), inter partes reviews (IPR) and requests for patent term adjustments, patent term extensions, supplementary protection certificates, or their equivalents with respect to such Patent, together with the initiation or defense of interferences, oppositions and other similar proceedings with respect to the particular Patent, and any appeals therefrom. For clarification, “prosecution” and “maintenance” (including variations such as “prosecute” and “maintain”) shall exclude any enforcement action with respect to a Patent.

(a) Dermavant Patents.

(i) Dermavant Patents (including Assigned Dermavant Collaboration Patents). [***] shall have the first right, but not the obligation, to prosecute and maintain Dermavant Patents in the Territory, using counsel of its own choice, at [***]. [***] shall keep [***] reasonably informed (through the JPC) of progress with regard to the prosecution and maintenance of any such Patents in the Territory. In addition, [***] shall promptly provide [***] (through the JPC) with drafts of all proposed substantive filings and correspondence to any patent authority to the extent related to any such Patents in the Territory for [***] review and comment prior to the submission of such proposed filings and correspondence. [***] shall consider in good faith [***] comments related to such Patents prior to submitting such filings and correspondence, provided that [***] provides such comments to [***] within [***] (or a shorter period reasonably designated by [***] if [***] is not practicable given the filing deadline) of receiving the draft filings and correspondence from [***]. In the event that [***] seeks to abandon or cease the prosecution or maintenance of any Dermavant Patents in the Territory (without initiation of the prosecution and maintenance of a substitution therefor), [***] shall provide reasonable prior written notice to [***] (thorough the JPC) of such intention to abandon or cease such prosecution or maintenance (which notice shall be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Dermavant Patent with the patent office in the Territory). In such case, at [***]

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

sole discretion, upon written notice to [***] from [***] may elect to continue the prosecution and maintenance of any such Dermavant Patents, in each case, in the Territory, [***] and by counsel of its own choice.

(b) Joint Patents.

(i) In the Territory. Unless otherwise agreed by the JPC, [***] shall have the first right, but not the obligation, to control and manage the prosecution and maintenance of all Joint Patents in the Territory, [***] and by counsel of its own choice. [***] shall consult with [***] as to the prosecution and maintenance of any such Joint Patents in the Territory reasonably prior to any deadline or action with any patent office and shall furnish to [***] copies of all relevant drafts and documents reasonably in advance of such consultation. [***] will consider in good faith the comments, requests, and suggestions of [***] with respect to strategies for prosecuting the Joint Patents in the Territory and will endeavor to incorporate all reasonable comments timely provided by [***] to the extent directed to the prosecution of Joint Patent that cannot be practiced in the Territory without infringing an existing Dermavant Patent. Without limiting the foregoing, if [***] determines not to incorporate any such comments, then, following an attempted resolution by the JSC, as contemplated in Section 3.4, [***] shall have the right to refer the matter to the parties’ respective Senior Executives for attempted resolution by good faith negotiation for at least [***]. Subject to the foregoing obligations of [***] and [***] obligations set forth in the remainder of this Section 8.2 and in Section 8.3, [***]. [***] shall keep [***] reasonably informed of progress with regard to the prosecution and maintenance of such Joint Patents in the Territory and shall provide to [***] copies of all material patent office submissions within a reasonable amount of time following submission thereof by [***]. In the event that [***] desires to abandon or cease the prosecution or maintenance of any Joint Patents in the Territory (without initiation of the prosecution and maintenance of a substitution therefor), [***] shall provide reasonable prior written notice to [***] of such intention to abandon (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Joint Patent in the relevant patent office). In such case, at [***] sole discretion, upon written notice to [***] from [***] may elect to continue the prosecution and maintenance of any such Joint Patent, [***] and by counsel of its own choice.

(ii) Dermavant ex-Territory Rights. Unless otherwise agreed by the JPC, [***] shall have the first right, but not the obligation, to control and manage the prosecution and maintenance of all Joint Patents outside of the Territory, [***] and by counsel of its own choice. [***] shall consult with Licensee as to the ex-Territory prosecution and maintenance of any such Joint Patents reasonably prior to any deadline or action with any patent office and shall furnish to [***] copies of all relevant drafts and documents reasonably in advance of such consultation. [***] shall keep [***] reasonably informed of progress with regard to the prosecution and maintenance of such Joint Patents outside of the Territory and shall provide to [***] copies of all material patent office submissions within a reasonable amount of time following submission thereof by [***] will consider in good faith the comments, requests, and suggestions of [***] with respect to strategies for prosecuting the Joint Patents outside of the Territory and will endeavor to incorporate

61.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

all reasonable comments timely provided by [***] to the extent directed to the prosecution of Joint Patent that cannot be practiced outside of the Territory without infringing an existing Licensee Patent. Without limiting the foregoing, if [***] determines not to incorporate any such comments, then, following an attempted resolution by the JSC, as contemplated in Section 3.4, [***] shall have the right to refer the matter to the parties’ respective Senior Executives for attempted resolution by good faith negotiation for at least [***] Subject to the foregoing obligations of [***] and [***] obligations set forth in the remainder of this Section 8.2 and in Section 8.3, [***]. In the event that [***] desires to abandon or cease the prosecution or maintenance of any Joint Patents outside of the Territory (without initiation of the prosecution and maintenance of a substitution therefor), [***] shall provide reasonable prior written notice to [***] of such intention to abandon (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Joint Patent in the relevant patent office). In such case, at [***] sole discretion, upon written notice to [***] from [***] may elect to continue the prosecution and maintenance of any such Joint Patent, [***] and by counsel of its own choice.

(c) Licensee Patents. [***] shall have the first right, but not the obligation, to prosecute and maintain Licensee Patents in the Territory and outside the Territory, using counsel of its own choice, [***]. [***] shall keep [***] reasonably informed (through the JPC) of progress with regard to the prosecution and maintenance of any such Patents. In addition, [***] shall promptly provide [***] (through the JPC) with drafts of all proposed substantive filings and correspondence to any patent authority to the extent related to any such Patents for [***] review and comment prior to the submission of such proposed filings and correspondence. [***] shall consider in good faith [***] comments related to such Patents prior to submitting such filings and correspondence, provided that [***] provides such comments to [***] within [***] (or a shorter period reasonably designated by [***] if [***] is not practicable given the filing deadline) of receiving the draft filings and correspondence from [***]. In the event that [***] seeks to abandon or cease the prosecution or maintenance of any Licensee Patent, [***] shall provide reasonable prior written notice to [***] (thorough the JPC) of such intention to abandon or cease such prosecution or maintenance (which notice shall be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Licensee Patent with the patent office). In such case, at [***] sole discretion, upon written notice to [***] from [***] may elect to continue the prosecution and maintenance of any such Licensee Patent, at [***] and by counsel of its own choice.

(d) Combination Patents. Notwithstanding the foregoing, the parties (through the JPC) shall determine the prosecution and maintenance rights with respect to Patents covering Inventions arising from any Approved Combination Research, as set forth in Section 4.4(a) inside and outside of the Territory, prior to the commencement of any such Approved Combination Research.

8.3 Cooperation of the Parties. Each party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of the Dermavant Patents and Joint Patents pursuant to Section 8.2 (through the JPC or as otherwise agreed by the parties). Such cooperation

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

includes, but is not limited to: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to effectuate the ownership of Inventions as set forth in Section 8.1, and Patents claiming or disclosing such Inventions, and as to enable the other party to apply for and to prosecute patent applications in any country as permitted by Section 8.2, and (b) promptly informing the other party of any matters coming to such party’s attention that may affect the prosecution and maintenance of any such patent applications.

8.4 Third Party Infringement.

(a) Notice; Procedures. Each party shall notify the other (through the JPC) within [***] of becoming aware of any alleged or threatened infringement by a Third Party of (i) Dermavant Patents, (ii) Joint Patents, or (iii) Licensee Patents, in each case, which infringement of such Patents, in each case of (i)-(iii), adversely affects or is expected to adversely affect any Product in Field in or outside the Territory, and, in each case of (i)-(iii), any related declaratory judgment or equivalent action alleging the invalidity, unenforceability or non-infringement of such Patents (collectively “Product Infringement”). For clarity, any Product Infringement excludes those adversarial proceedings which are addressed in Section 8.2.

(b) Enforcement Rights.

(i) Dermavant Patents in the Territory. As between the parties [***] shall have the first right to bring and control any legal action to enforce any Dermavant Patents (including Assigned Dermavant Collaboration Patents) against any Product Infringement in the Territory, [***] as it reasonably determines appropriate, and [***] shall consider in good faith the interests of [***] in such enforcement of any such Patents. If [***] or its designee fails to file an action to abate any Product Infringement in the Territory within [***] after a written request from [***] to do so, or if [***] discontinues the prosecution of any such action after filing without abating such infringement, then [***] shall have the right to enforce any Dermavant Patents against the relevant Product Infringement in the Territory, [***] as it reasonably determines appropriate, provided that [***] shall not enter into any settlement admitting the invalidity of, or otherwise impairing, any Dermavant Patent without the prior written consent of [***].

(ii) Joint Patents. If either party becomes aware of any alleged or threatened infringement by a Third Party of any Joint Patent inside or outside of the Territory (whether such infringement is a Product Infringement or not), then such party will so notify the other party, and the parties will promptly confer and determine (through the JPC) (1) whether to bring such an enforcement action against such Third Party, (2) the strategy to be employed in connection with any such action, or (3) the manner in which to settle such action. Unless otherwise agreed, [***] shall have the first right but not the obligation, to bring, [***] such enforcement action of a Joint Patent in the Territory and [***] shall have the first right but not the obligation, to bring, [***] such enforcement action of a Joint Patent outside of the Territory, with the other party having a back-up right if the enforcing party or its designee fails to file an action to abate such infringement within [***] after a written request from Licensee to do so. The party not bringing an action under this Section 8.4(b)(ii) will be entitled to separate representation in such proceeding

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

by counsel of its own choice and [***] and will cooperate fully with the party bringing such action: provided, however, that the enforcing party shall not enter into any settlement admitting the invalidity of, or impairing, any interest in the other party’s Patent, or otherwise negatively affect the other party’s interest without the prior written consent of the other party. [***]. Notwithstanding the foregoing, each party will discuss any such action it intends to bring with respect to any Joint Patent, and will not take any substantive position in any such enforcement proceeding or take any action in such enforcement proceeding that the other party believes in good faith would have the potential to adversely affect or limit the scope, validity or enforceability of any claim in of any Dermavant Patent or any Licensee Patent that is necessarily infringed by the practice of the relevant Joint Patent or that would put such Dermavant Patent or Licensee Patent at material risk in such proceeding (e.g. based on the merits of any potential counterclaim, invalidity defense or otherwise). If the parties (thorough the JPC) cannot agree on whether an action or position with respect to a Joint Patent is acceptable, then, following an attempted resolution by the JSC, as contemplated in Section 3.4, either party shall have the right to refer the matter to the parties’ respective Senior Executives for attempted resolution by good faith negotiation for at least thirty (30) days, and unless the Senior Executives agree, the enforcing party shall not take any the relevant action or position on which the parties could not agree.

(iii) Licensee Patents. As between the parties, [***] shall have the first right to bring and control any legal action to enforce any Licensee Patents against any Product Infringement inside and outside of the Territory, [***] as it reasonably determines appropriate, and [***] shall consider in good faith the interests of [***] in such enforcement of any such Patents. If [***] or its designee fails to file an action to abate any Product Infringement inside or outside the Territory within [***] after a written request from [***] to do so, or if [***] discontinues the prosecution of any such action after filing without abating such infringement, then [***] shall have the right to enforce any Licensee Patents against the relevant Product Infringement inside or outside of the Territory, as applicable, [***] as it reasonably determines appropriate, provided that [***] shall not enter into any settlement admitting the invalidity of, or impairing, any Licensee Patent or otherwise negatively affect [***] interest without the prior written consent of [***].

(iv) Combination Patents. Notwithstanding the foregoing, the parties (through the JPC) shall determine the notice and enforcement rights with respect to Patents covering Inventions arising from any Approved Combination Research, as set forth in Section 4.4(a) inside and outside of the Territory, prior to the commencement of any such Approved Combination Research.

(c) Cooperation. In the event a party brings an infringement action in accordance with this Section 8.4 (such party, the “Enforcing Party”), the other party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party. The Enforcing Party shall not enter into any settlement or compromise of any action under this Section 8.4: (i) in a manner that would diminish the rights or interests of the other party without the written consent of such other party, which shall not be unreasonably withheld; or (ii) that would impose any cost or liability on the other party, or admit the invalidity or unenforceability of any Patent Controlled by the other party, without such other party’s prior written consent, which may be withheld in such other party’s sole discretion.

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(d) Recovery. Except as otherwise agreed by the parties in connection with a cost-sharing arrangement, any recovery as a result of any action or proceeding pursuant to Section 8.4(b), whether by way of settlement or otherwise, shall [***]:

(i) [***]

(ii) [***]

(iii) [***]

(iv) [***]

(v) [***]:

(1) [***]

(2) [***]

8.5 Infringement of Third-Party Rights. Each party shall promptly notify the other in writing of any allegation by a Third Party that manufacture, use or sale of Product infringes or may infringe the intellectual property rights of such Third Party. Except as otherwise provided in Article 10, (a) [***] shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by [***] activities [***] and by counsel of its own choice, and [***] shall have the right, [***] to be represented in any such action by counsel of its own choice if such intellectual property rights pertain to the Territory and (b) [***] shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by [***] activities at its own expense and by counsel of its own choice, and [***] shall have the right, [***] to be represented in any such action by counsel of its own choice. Except as otherwise provided in Article 10, neither party shall have the right to settle any patent infringement litigation under this Section 8.5 in a manner that diminishes the rights or interests of the other party without the written consent of such other party (which shall not be unreasonably withheld).

65.

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8.6 Registration of Exclusive License (Senyo-Jisshiken). Dermavant shall reasonably support Licensee in obtaining registration under the name of Licensee in the Territory of the exclusive license granted to Licensee under this Agreement (except with respect to the right to make, have made Products or use them for non-clinical development in the Territory) as a “Senyo Jisshiken” in accordance with Article 77 of the Japanese Patent Law immediately after the Effective Date with respect to Dermavant Patents already issued or within [***] after issuance or registration of the relevant Dermavant Patents in the Territory. Licensee shall cooperate with Dermavant in deleting such Senyo Jisshiken registration immediately upon expiration of the Term or termination of the Agreement.

8.7 Patent Extension. Upon request by Licensee, Dermavant shall reasonably cooperate (including by filing any applications), [***] to extend the term of any patent within the Dermavant Patents in the Territory, provided that Dermavant will not be required to file any such extension if it has (and presents to Licensee) a reasonable business rationale for such refusal, in which case Dermavant and Licensee shall discuss in good faith.

8.8 Patent Marking. Licensee shall mark (or cause to be marked) Product marketed and sold hereunder with appropriate Dermavant Patent and Joint Patent numbers or indicia to the extent required by Applicable Laws.

8.9 Trademarks.

(a) Product Trademark. Dermavant shall select, after consultation with Licensee, a Product-specific trademark that it would like to be used in connection with the marketing and sale of Products in both the Territory and the Dermavant Territory (the “Dermavant Product Trademark(s)”), and it may select certain distinctive colors, logos, images, symbols, and trademarks used by Dermavant or its other licensees or partners in connection with the commercialization of Products on a global basis (such branding elements, collectively, the “Global Brand Elements”). Dermavant shall consider in good faith Licensee’s suggestions regarding the selection of the Dermavant Product Trademarks and any Global Brand Elements. Dermavant shall own all rights in such Dermavant Product Trademarks and Global Brand Elements.

(b) Use of Dermavant Product Trademark. Licensee shall have the right to brand Product in the Territory using the trademarks that Licensee deems appropriate for Product in the Territory, provided that, Licensee shall duly consider the feasibility of using the Dermavant’s Product Trademark, and will consult with Dermavant in advance of any use of any trademark other than the Dermavant Product Trademark or deviation from any Global Brand Elements and will duly take Dermavant’s comments into consideration. The parties acknowledge that it is likely to be mutually beneficial to adhere to a global branding strategy for Products both inside and outside of the Territory, and the parties will endeavor (through the JSC) to agree on and adhere to such branding strategy, including with respect to the use of trademarks for Product in the Territory (the “Product Marks”).

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(i) If Licensee intends to use any Product Marks in lieu of the Dermavant Product Trademark, then, prior to such use Licensee shall provide Dermavant with a reasonable opportunity to review and provide comments on each proposed Product Mark, shall give due consideration to Dermavant’s comments before selecting any Product Mark, and shall not use (1) any trademarks or house marks of Dermavant or any trademark confusingly similar thereto or (2) any trademarks, logos, or trade names in connection with the commercialization of the Product in the Territory that are not consistent with the Global Brand Elements, in each case of (1) and (2), without Dermavant’s prior written consent.

(ii) Trademark License. Dermavant hereby grants to Licensee a perpetual, exclusive, royalty-free license, with the right to sublicense solely in conjunction with the grant of a permitted Sublicense under Section 2.3, to use the Dermavant Product Trademark and Global Branding Elements solely in connection with the marketing and sale of Product in the Field in the Territory in accordance with this Agreement. Licensee shall not use (or license to an Affiliate or Third Party) the Dermavant Product Trademark or Global Brand Elements in connection with any product other than Product, nor shall Licensee use (or cause or permit any Affiliate or Sublicensee to use) the Dermavant Product Trademark or Global Brand Elements outside of the Territory. Licensee shall be responsible for the failure by its Affiliates and Sublicensees to comply with this Section 8.9, including all relevant restrictions, limitations and obligations. Licensee shall obtain Dermavant’s approval prior to the first use of the Dermavant Product Trademark in any Product labeling or packaging, such approval not to be unreasonably withheld, conditioned or delayed if the Dermavant Product Trademark is used in a manner that is consistent with Dermavant’s reasonable usage guidelines for the Dermavant Product Trademark in the Dermavant Territory. Dermavant shall own and retain all right, title and interest in and to the Dermavant Product Trademark and Global Branding Elements, and all goodwill associated with or attached to the Dermavant Product Trademark or Global Branding Elements arising out of the use thereof by Licensee, its Affiliates and Sublicensees shall vest in and inure to the benefit of Dermavant. Licensee agrees not to contest, oppose or challenge Dermavant’s ownership of the Dermavant Product Trademarks or Global Branding Elements. Licensee agrees not to do or suffer to be done, at any time, any act or thing that will in any way impair Dermavant’s ownership of or rights in and to the Dermavant Product Trademark or any registration thereof or that may depreciate the value of the Dermavant Product Trademark. Licensee agrees that in using the Dermavant Product Trademark upon any Product packaging, labeling, advertising or promotional materials, it shall not represent in any way that it has any right or title to the ownership of the Dermavant Product Trademark or the registration thereof. [***] shall, [***] assist [***] in any action reasonably necessary or desirable to protect the Dermavant Product Trademark or Global Branding Elements. [***] shall as soon as practicable notify [***] of any apparent infringement by a Third Party of the Dermavant Product Trademark or Global Branding Elements.

(iii) Use of Other Product Mark. If Licensee elects to use a Product Mark other than the Dermavant Product Trademark in connection with the marketing and sale of Product in the Territory, Licensee shall own all right, title and interest in and to such Product Mark, and all goodwill associated with or attached to such Product Mark arising out of the use thereof by Licensee, its Affiliates and Sublicensees shall vest in and inure to the benefit of Licensee.

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(c) Trademark Prosecution. [***] shall control the prosecution of, and, unless [***] elects not to not use the Dermavant Product Trademark, shall use Commercially Reasonable Efforts to maintain, the Dermavant Product Trademark in the Territory [***]. If [***] wishes to abandon the Dermavant Product Trademarks in the Territory, then, prior to abandonment, [***] shall notify in writing [***] at least [***] in advance of any statutory bar or other deadline that would result in loss of such Dermavant Product Trademark. Following such notification, [***] may, at its option, notify [***] in writing that it is electing to undertake the filing, prosecution, defense and maintenance of such to-be-abandoned Dermavant Product Trademark, unless the maintenance of such trademark would be inconsistent with applicable laws or otherwise detrimental to the activities of [***] outside of the Territory. If [***] elects to undertake the filing, prosecution, defense and maintenance of the Dermavant Product Trademark by providing written notice thereof to [***] will be responsible for all costs relating thereto. If [***] elects not to use the Dermavant Product Trademark, then [***] shall control the prosecution of, and use Commercially Reasonable Efforts to maintain, the Product Mark at its expense.

(d) Trademark Enforcement. Each party shall promptly notify the other party in writing upon becoming aware of any infringement of the Dermavant Product Trademark or Global Branding Elements in the Territory. [***] shall control the enforcement of the Dermavant Product Trademark in the Territory [***]. [***] shall provide information about its intention with respect to any actual or threatened Dermavant Product Trademark within [***] after it first learns of such actual or alleged infringement. [***] shall have the right to enforce such Dermavant Product Trademark only in the event that [***] does not initiate an enforcement action within [***] after it first learns of such infringement. The cost of any enforcement action for the Dermavant Product Trademark brought by [***] shall be borne by [***]. If [***] uses a Product Mark instead of the Dermavant Product Trademark in the Territory, Licensee shall control the enforcement of the Product Mark in the Territory [***]. [***].

8.10 Third Party Rights. If at any time during the Term, either party identifies any Patent or Information Controlled by a Third Party in the Territory that may be necessary or useful in connection with the development or commercialization of a Product (such right, a “Third Party Right”), then, as between the parties, [***] shall have the first right, but not the obligation, to negotiate and obtain a license or other rights from such Third Party to such Third Party Right as necessary or desirable for Dermavant or its Affiliates or its or their licensees (including Licensee). If [***] negotiates and obtains any such license to any such Third Party Right from a Third Party (any such agreement, a “Third Party Agreement”), then (a) [***] will use reasonable efforts to secure the right to sublicense such Third Party Right to [***] in the Territory to the extent of the License and (b) to the extent that [***] so obtains such right, it shall promptly notify [***] in writing and disclose to [***] the financial terms under such Third Party Agreement (the “Allocable Cost”). [***] shall have the right, within [***] following its receipt of notice from [***] to elect whether it wishes to include such Third Party Rights within the scope of the License. If [***] notifies the [***] of its desire to so include such Third Party Right, then such Third Party Right shall be included in the license

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granted by the [***] to the [***] under this Agreement, subject to the parties’ prior written agreement on an equitable sharing of the Allocable Cost as apportioned to the rights in the Territory and outside of the Territory, due as consideration for a grant of rights under such Third Party Right under the scope of the License in the Territory, provided that if the parties cannot agree, then the Allocable Cost of such worldwide rights will be borne [***]. If [***] notifies [***] that it does not wish to include such Third Party Right(s) within the scope of the License or fails to so notify the [***] within such [***] period, then such Third Party Rights shall not be deemed “Controlled” by [***] for the purpose of this Agreement and shall not be included in the License granted by the Dermavant to Licensee under this Agreement.

8.11 Common Interest. All information exchanged between the parties regarding the prosecution and maintenance, defense, and enforcement, of any Patents under this Article 8 will be deemed Confidential Information of the disclosing party. In addition, the parties acknowledge and agree that, with regard to such prosecution and maintenance, defense, and enforcement of the Patents under this Article 8, the interests of the parties as collaborators and licensor and licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature. The parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Patents under this Article 8, including privilege under the common interest doctrine and similar or related doctrines.

8.12 Non-Authorized Use. If Licensee (or its Affiliates) uses any Dermavant Technology, Compound, Product, or Dermavant Confidential Information for purposes outside the scope of this Agreement, Dermavant shall solely own any Information and Inventions, patentable or not, arising out of such use. Licensee hereby assigns (and shall cause its Affiliates or any Third Party involved to assign) to Dermavant all rights, titles and interests in and to Information and Inventions. The Information and Inventions arising out of such unauthorized use shall not be considered by any manner licensed to Licensee and therefore, Licensee may not exploit the data, results, discoveries and inventions, patentable or not, without Dermavant’s written consent. Dermavant shall be entitled to seek any additional remedies available under Applicable Laws or under this Agreement, including the right to terminate this Agreement.

9.	REPRESENTATIONS AND WARRANTIES

9.1 Mutual Representations and Warranties. Each party represents and warrants to the other party, as of the Effective Date, that: (a) it and (in the case of Licensee, Torii) is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

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9.2 Dermavant Representations and Warranties. Dermavant hereby represents and warrants to Licensee, as of the Effective Date, that:

(a) Exhibit A attached hereto contains a true and complete list of the existing Dermavant Patents in the Territory as of the Effective Date (the “Existing Patents”), but, for clarity, Exhibit A does not include any patent application that has been abandoned, finally rejected or expired and to the extent that any of the Dermavant Patents listed on Exhibit A are pending patent applications as of the Effective Date, those applications are being diligently prosecuted at the relevant patent offices;

(b) Dermavant has sufficient legal or beneficial title of, and rights under the Dermavant Technology to grant to Licensee as set forth in this Agreement, and Dermavant has not granted to any Third Party or Affiliate any license or other right with respect to Product in the Field in the Territory, that has not been terminated or waived or that would otherwise not conflict with the rights granted to Licensee under this Agreement;

(c) Dermavant owns all right, title and interests in and to all Existing Patents, to Dermavant’s and any Dermavant Executive’s knowledge, each issued patent included in the Existing Patents is not invalid and is not unenforceable, and neither Dermavant nor any Dermavant Executive is aware of any threatened claims or litigation seeking to invalidate or otherwise challenge the enforceability of the claims of the issued patents within the Existing Patents;

(d) neither Dermavant nor any Dermavant Executive is aware of any Third Party claiming that the manufacture, use, sale, offer for sale or import of Product in the Field in the Territory infringed or misappropriated the intellectual property rights of such Third Party or challenging the inventorship or ownership of any of its intellectual property rights therefor;

(e) Dermavant has complied in all material respects with all Applicable Laws applicable to the prosecution and maintenance of the Dermavant Patents and has prepared, maintained and retained records of the material activities conducted by it and its Affiliates in furtherance of the development of Compound and Product and the data resulting therefrom in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with Applicable Laws;

(f) Dermavant is not a party to any legal action, suit or proceeding relating to Product;

(g) neither Dermavant nor any of its Affiliates is or has been debarred or suspended under 21 U.S.C. §335(a) or §335(b) or any foreign equivalent thereof, or is the subject of a conviction described in such section or any foreign equivalent thereof;

(h) there are no legal claims, judgments or settlements against or owed by Dermavant or any of its Affiliates, or pending or, to Dermavant’s or any Dermavant Executive’s knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations;

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(i) [***]

(j) other than the security interests granted pursuant to each of the Funding Agreements (which security interest are the subject of the Non-Disturbance Agreements, as applicable) the Dermavant Technology is free and clear of liens, charges or encumbrances other than licenses granted to or by Third Parties and that are not inconsistent with the rights and licenses granted to Licensee hereunder;

(k) to Dermavant’s or any Dermavant Executive’s knowledge, there are no, and there have been no safety issues relating to Product that would be reasonably likely to prevent or materially delay the Regulatory Approval for Product in the Territory in Atopic Dermatitis and Plaque Psoriasis;

(l) all intellectual property rights owned or Controlled by any Related Affiliate of Dermavant that claim or otherwise cover the composition of matter or formulation, or any method of use in the Field of the Product in the Territory, or its manufacture or that is otherwise necessary or useful for the development, manufacture or commercialization of Product in the Field and in the Territory are, and will continue to be during the term of this Agreement, owned or otherwise Controlled by Dermavant;

(m) the following agreements provided by Dermavant to Licensee (i) are true, accurate and complete in all material respects (other than redactions of certain terms that are not material to the rights and obligations of the parties hereunder) and (b) are in full force and effect and have not been amended (except pursuant to an amendment provided by Dermavant to Licensee), waived, superseded or terminated: (A) the Funding Agreements, (B) [***].

(n) any consents or other authorizations required for Dermavant to enter into this transaction or to grant the rights contemplated to be granted herein, including any rights held by [***], have been obtained or have otherwise been waived, and this Agreement will not conflict with or be a breach of any agreement with a Third Party to which Dermavant or any Affiliate is a party.

9.3 Parent Company Undertaking. By its signature below, Dermavant Sciences Ltd, affirms that it is the parent company of Dermavant and Related Affiliates and affirms the accuracy of the representations and warranties provided by Dermavant pursuant to Section 9.2(l) and Section 9.2(n) and agrees to take such action as may be reasonably needed for the continued accuracy of Section 9.2(l) throughout the Term of this Agreement.

9.4 Licensee Representations and Warranties. Licensee represents and warrants to Dermavant, as of the Effective Date, that:

(a) [***] there are no legal claims, judgments or settlements against or owed by Licensee or any of its Affiliates, or pending or, to Licensee’s knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations concerning their pharmaceutical business in the Territory;

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(b) neither Licensee nor any of its Affiliates nor Torii has been debarred or suspended under 21 U.S.C. §335(a) or §335(b) or any foreign equivalent thereof, or is the subject of a conviction described in such section or any foreign equivalent thereof.

(c) Licensee has sufficient financial resources or capabilities to (i) perform all of its obligations pursuant to this Agreement, and (ii) meet all of its obligations that come due in the ordinary course of business; and

(d) Licensee has, or can readily obtain, sufficient technical, clinical, and regulatory expertise to perform all of its obligations pursuant to this Agreement, including its obligations relating to development, manufacturing, commercialization, and obtaining Regulatory Approvals for Products in the Field and in the Territory.

9.5 Mutual Covenants. In addition to any covenants made by it elsewhere in this Agreement, each party hereby covenants to the other party that:

(a) in the event that such party becomes aware that it or any of its Affiliates or Sublicensees has been debarred, suspended or is the subject of a conviction described in 21 U.S.C. §335(a) or §335(b) or any foreign equivalent thereof, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to its actual knowledge, is threatened, relating to such debarment, suspension or conviction, such party will immediately notify the other party in writing, and the parties shall immediately meet and discuss in good faith any actions that could be taken that would be reasonably likely to substantially mitigate or avoid material harm to the Product, provided that, if following such discussions, the non-offending party reasonably believes that material harm to the Product cannot be reasonably avoided through the implementation of any mitigating action, then such non-offending party may terminate this Agreement immediately upon written notice to the other party;

(b) in the event that such party becomes aware that any Person that is performing activities hereunder on its behalf has been debarred, suspended or is the subject of a conviction described in 21 U.S.C. §335(a) or §335(b) or any foreign equivalent thereof, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to its actual knowledge, is threatened, relating to such debarment, suspension or conviction, such party will immediately notify the other party in writing and such party will cease, or cause its Affiliate to cease (as applicable), employing, contracting with, or retaining any such Person to perform any services relating to Product;

(c) neither such party nor any of its Affiliates will, in connection with the exercise of such party’s rights or performance of its obligations under this Agreement, directly or indirectly through Affiliates or Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a public official or entity or other Person for purpose of obtaining or retaining business for or with, or directing business to, any Person, including such party and its Affiliates, nor will such party or any of its Affiliates directly or indirectly promise, offer or provide any corrupt payment, gratuity,

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emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a public official or entity or any other Person in connection with the exercise of such party’s rights or performance of such party’s obligations under this Agreement;

(d) each party shall, and shall ensure that its directors or officers, and, to the knowledge of such party, any directors or officers of its Affiliates or (sub)licensees is not currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (UNSC), the European Union, Her Majesty’s Treasury (HMT) or other relevant sanctions authority (collectively, “Sanctions”); and such party will not knowingly, directly or indirectly, use the proceeds arisen out of this Agreement hereunder (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”) or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as placing agent, advisor, investor or otherwise) of Sanctions. For the past [***] each party and its Affiliates have not knowingly engaged in or are not now knowingly engaged in any dealings or transactions with any person that at the time of execution of this Agreement is not or was not the subject or the target of Sanctions.

(e) neither such party nor any of its Affiliates (or any of their respective employees and contractors), in connection with the exercise of such party’s rights or performance of such party’s obligations under this Agreement, shall cause the other party to be in violation of Anti-Corruption Laws or Export Control Laws; and

(f) such party shall immediately notify the other party, to the extent permitted by the Applicable Laws, if such party has any information or suspicion that there may be a violation of Anti-Corruption Laws or Export Control Laws in connection with the exercise of such party’s rights or performance of such party’s obligations under this Agreement. In the event that a party has violated any of its obligations, representations, warranties or covenants in Section 9.5(d) or (e), the other party may terminate this Agreement immediately upon written notice to such party.

9.6 Performance by Affiliates, Sublicensees and Third-Party Contractors. The parties recognize that each party may perform some or all of its obligations or exercise some or all of its rights under this Agreement through one or more Affiliates, Third Party contractors, or, in the case of Licensee and subject to Section 2.3, Sublicensees, and Distributors; provided, in each case, that (a) none of the other party’s rights hereunder are diminished or otherwise adversely affected as a result of such delegation or contracting, and (b) each such Affiliate, Third Party contractor, and, in the case of Licensee, Sublicensee, and Distributor, undertakes in writing obligations of confidentiality and non-use regarding Confidential Information which are at least as stringent as those undertaken by the parties pursuant to Article 7; and provided, further, that, to the extent applicable, each such Third Party contractor of Licensee agrees in writing to assign to Licensee any and all Inventions generated or made by such contractor in the course of performing the contracted activities, so that Licensee can comply with its obligations under this Agreement

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and grant the licenses to Dermavant that Licensee is purporting to grant hereunder. Each party shall at all times be fully responsible for the performance and payment of its Affiliates, Third Party contractors and, in the case of Licensee, Sublicensees and Distributors.

9.7 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY DERMAVANT AND LICENSEE HEREUNDER ARE PROVIDED “AS IS.” EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

10.	INDEMNIFICATION; INSURANCE; LIABILITY LIMITATIONS

10.1 By Licensee. Licensee hereby agrees to save, defend and hold Dermavant and its Affiliates and their respective directors, officers, employees and agents (each, a “Dermavant Indemnitee”) harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”) to which any Dermavant Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: [***] (c) the breach by Licensee of any provision of this Agreement (including any warranty, representation, covenant or agreement made by Licensee herein); or (d) the negligence or willful misconduct of any Licensee Indemnitee (defined below); except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Dermavant Indemnitee or the breach by Dermavant of any provision of this Agreement (including any warranty, representation, covenant or agreement made by Dermavant herein).

10.2 By Dermavant. Dermavant hereby agrees to save, defend and hold Licensee and its Affiliates and their respective directors, officers, employees and agents (each, an “Licensee Indemnitee”) harmless from and against any and all Losses to which any Licensee Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: [***] (b) the breach by Dermavant of any provision of this Agreement (including any warranty, representation, covenant or agreement made by Dermavant herein); (c) the negligence or willful misconduct of any Dermavant Indemnitee; or [***] except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Licensee Indemnitee or the breach by Licensee of any provision of this Agreement (including any warranty, representation, covenant or agreement made by Licensee herein).

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10.3 Procedure. In the event a party (the “Indemnified Party”) seeks indemnification under Section 10.1 or 10.2, the Indemnified Party shall: (a) inform the other party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after it receives notice of the claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a claim as provided in this Section 10.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice); (b) permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) using counsel reasonably satisfactory to the Indemnified Party; and (c) cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim. If the Indemnifying Party does not assume control of such defense within [***] after receiving notice of the claim from the Indemnified Party, the Indemnified Party shall control such defense and, without limiting the Indemnifying Party’s indemnification obligations, the Indemnifying Party shall reimburse the Indemnified Party for all costs, including reasonable attorney fees, incurred by the Indemnified Party in defending itself within [***] after receipt of any invoice therefor from the Indemnified Party. The party not controlling such defense may participate therein at its own expense. The party controlling such defense shall keep the other party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, delayed or conditioned. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party without the prior written consent of the Indemnified Party.

10.4 Insurance. Each party, [***] shall maintain product liability and other appropriate insurance (or self-insure) in an amount [***]. Each party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other party upon request.

10.5 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. [***].

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11.	TERM AND TERMINATION

11.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless earlier terminated pursuant to Section 9.5(a), Section 9.5(f) or this Article 11, continue until the expiration of all payment obligations of the parties under this Agreement.

11.2 Termination For Cause.

(a) Material Breach. A party shall have the right to terminate this Agreement before the end of the Term upon written notice to the other party if such other party is in material breach of this Agreement and has not cured such breach within [***] with respect to a payment breach in relation to the Upfront Payment or [***] with respect to any other payment breach) after notice from the terminating party requesting cure of the breach. Any such termination shall become effective at the end of such [***] with respect to any payment breach, as applicable) period unless the breaching party has cured such breach prior to the end of such period.

(b) Patent Challenge. Dermavant shall have the right to terminate this Agreement immediately upon written notice to Licensee if Licensee or any of its Affiliates or Sublicensees, directly or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any Dermavant Patent.

11.3 Termination At Will. Licensee shall have the right to terminate this Agreement in its entirety for any reason or no reason at any time upon (i) in case of termination prior to the Regulatory Approval of the first Product in the Field in the Territory, upon ninety (90) days’ prior written notice to Dermavant, and (ii) in case of termination after the Regulatory Approval of the first Product in the Field in the Territory, one hundred eighty (180) days’ prior written notice to Dermavant. Within [***] after delivery of written notice pursuant to this Section 11.3, the JSC shall convene to discuss transition planning, subject to Section 11.4(b).

11.4 Effect of Expiration or Termination.

(a) Expiration. Upon expiration (but not earlier termination) of this Agreement pursuant to Section 11.1: (i) the License shall automatically become non-exclusive, fully-paid, royalty-free, irrevocable and perpetual; (ii) the Grant-Back License shall remain in full force and effect on a non-exclusive, fully-paid, royalty-free, irrevocable and perpetual basis; and (iii) all other rights and obligations of the parties under this Agreement shall terminate, except as provided elsewhere in this Section 11.4 or in Section 11.5.

(b) Termination by Dermavant Pursuant to Section 9.5(a), 9.5(f), 11.2(a) or 11.2(b) or by Licensee Pursuant to Section 11.3. Solely in the event of termination of this Agreement by Dermavant pursuant to Section 9.5(a), Section 9.5(f), Section 11.2(a) or Section 11.2(b), or termination of this Agreement by Licensee pursuant to Section 11.3, the following provisions shall apply:

(i) The License shall automatically terminate and revert to Dermavant;

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(ii) The Grant-Back License shall automatically become worldwide;

(iii) As promptly as practicable (and in any event within [***] after such termination, Licensee shall: (A) to the extent not previously provided to Dermavant, deliver to Dermavant true, correct and complete copies of all Product Filings in the Field in the Territory (in each case, whether held in the name of Licensee, its Affiliate or a Sublicensee), and disclose to Dermavant all previously-undisclosed Information for which Licensee has or had disclosure obligations under this Agreement; (B) transfer or assign, or cause to be transferred or assigned, to Dermavant or its designee (or to the extent not so assignable, take all reasonable actions to make available to Dermavant or its designee the benefits of all Product Filings in the Field in the Territory (in each case, whether held in the name of Licensee, its Affiliate or a Sublicensee)); and (C) take such other actions and execute such other instruments, assignments and documents as may be necessary to effect, evidence, register and record the transfer, assignment or other conveyance of rights under this Section 11.4(b)(iii) to Dermavant;

(iv) Licensee shall, as elected by Dermavant, either promptly wind-down any ongoing development or commercialization activities with respect to Product in the Field in the Territory in an orderly fashion or promptly transition such activities to Dermavant or its designee; in each case, with due regard for patient safety and in compliance with all Applicable Laws and international guidelines. In addition, Licensee shall, at Dermavant’s request, assign to Dermavant or its designee those clinical trial agreements and/or commercial agreements with respect to Product identified by Dermavant in its request (or to the extent not so assignable, take all reasonable actions to make available to Dermavant or its designee the benefits of such agreements);

(v) Licensee shall not practice, license, assign or otherwise exploit any Inventions generated or developed by or on behalf of Licensee or its Affiliates or Sublicensees with respect to any Compound or Product without the prior written consent of Dermavant.

(vi) Licensee shall, and hereby does, effective on such termination, assign to Dermavant all of Licensee’s and its Affiliates’ right, title and interest in and to the Product Marks (if other than the Dermavant Product Trademark), including, in each case, all goodwill therein, and Licensee shall promptly take such actions and execute such instruments, assignments and documents as may be necessary to effect, evidence, register and record such assignment; and

(vii) [***] shall have the right, but not the obligation, to purchase from [***] any or all usable inventory of Product in [***] or its Affiliates’ possession as of the date of termination at a supply price equal to [***] cost of such inventory. Any packaging, transport, insurance and other costs relating to delivery shall be [***].

(c) Termination by Licensee Pursuant to Section 9.5(a), 9.5(f) or 11.2(a). In the event of termination of this Agreement by Licensee pursuant to Section 9.5(a), Section 9.5(f) or Section 11.2(a), (i) the provisions of Section 11.4(b)(i), Section 11.4(b)(iv), and Section 11.4(b)(vii), shall apply and (ii) the Grant Back license will no longer be a royalty free and fully paid up license, and, promptly following any such termination, the parties shall meet and attempt to agree on appropriate economic terms payable to Licensee in consideration therefor. If the parties cannot agree on the economic terms for the Grant-Back License, within a [***]

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negotiation period following the effective date of the relevant termination, then either party shall have the right to submit such failure to agree for final resolution pursuant to the “baseball” arbitration provisions of Section 12.5.

11.5 Accrued Obligations; Survival. Neither expiration nor termination of this Agreement shall relieve either party of any obligation or liability accruing prior to such expiration or termination, nor shall expiration or termination of this Agreement preclude either party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement. The parties’ rights and obligations under the following Sections and Articles, of this Agreement shall survive expiration or termination of this Agreement for any reason: Sections 2.8, 5.3 and 5.4 (each solely to the extent pertaining to sales prior to expiration or termination or recovery pursuant to Section 8.4(d)(i) (solely to the extent pertaining to recovery which covers Product Infringement in the Territory prior to expiration or termination)), 5.6 through 5.9, 8.1(a)-(c), 8.2(b), 8.2(c) (solely to the extent of Licensee Patents covered by the Grant-Back License), 8.3, 8.4(a)-(c) (solely with respect to, Joint Patents and, to the extent covered by the Grant-Back License, Licensee Patents), 8.4(d) (i) (solely to the extent pertaining to recovery which covers Product Infringement in the Territory prior to expiration or termination), 8.4(d)(ii)-(v), 8.11, 8.12, 11.4 and this 11.5 and Articles 1 (solely to the extent such definitions are utilized in other surviving provisions), 7 (other than Section 7.6), 10, 12 and 13.

12.	DISPUTE RESOLUTION

12.1 Disputes. Except as provided in Section 3.2, Section 3.4 and Section 12.4, upon the written request of either party to the other party, any claim, dispute, or controversy or claim arising out of or related to this Agreement (a “Dispute”) shall be referred to the Senior Executive of Dermavant and the Senior Executive of Licensee, for resolution. In the event the two individuals referred to in the preceding sentence are unable to resolve such matter within [***] after the initial written request, then, upon the written demand of either party, the matter shall be finally resolved by binding arbitration, as provided in Section 12.2. Any disputes about the propriety of commencing arbitration or the scope or applicability of the agreement to arbitrate shall be finally settled by the arbitral tribunal.

12.2 Arbitration.

(a) Any Dispute shall be resolved by final and binding arbitration under the rules of the [***] as then in effect (the “Rules”), except as they be modified herein or by mutual agreement of the parties.

(b) The arbitration shall be conducted by one or more arbitrator(s) appointed in accordance with the Rules; provided that: (i) such arbitrator(s) shall not be current or former employees or directors, or current stockholders, of either party, any of their respective Affiliates or any Sublicensee; and (ii) each arbitrator(s) shall have experience and familiarity with commercial licensing practices in the pharmaceutical and biotechnology industries. The seat, or legal place, of arbitration shall be [***] and all proceedings and communications shall be in the English language.

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(c) The arbitral tribunal shall permit discovery (including both the production of documents and deposition testimony) as reasonably necessary for an understanding of any legitimate issue raised in the arbitration, while also taking into account the desirability of making discovery efficient and cost-effective, and, in addition to the authority conferred upon the arbitral tribunal by such Rules, the arbitral tribunal shall have the authority to order production of documents in accordance with the [***] as current on the commencement of the arbitration.

(d) The arbitral tribunal shall have the power to grant any remedy or relief that it deems appropriate, whether provisional or final, including but not limited to conservatory relief and injunctive relief, provided that the arbitral tribunal’s authority to award special, incidental, consequential or punitive damages shall be subject to the limitation set forth in Section 10.5, except to the extent the substantive laws of the [***] do not permit such limitation. The award shall be rendered within [***] of the appointment of the arbitral tribunal unless the parties jointly request an extension, or the arbitral tribunal determines, in a reasoned decision that the interest of justice or the complexity of the case requires that such limit be extended.

(e) The arbitration award shall be final and binding on the parties, and the parties undertake to carry out the award without delay. Judgment upon the award may be entered in any court of competent jurisdiction.

(f) During the pendency of the arbitration, each party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitration and the arbitral tribunal shall fix costs in the arbitral award in accordance with the Rules.

12.3 Confidentiality of Arbitration. The existence and content of the arbitral proceedings and any rulings or awards shall be kept confidential by the parties and the arbitral tribunal except (a) to the extent that disclosure may be required of a party to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority, (b) with the consent of all parties, (c) where needed for the preparation or presentation of a claim or defense in this arbitration, (d) where such information is already in the public domain other than as a result of a breach of this clause, or (e) by order of the arbitral tribunal upon application of a party.

12.4 Injunctive Relief; Court Actions. Either party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim injunctive or other interim relief in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the parties or any ongoing arbitration proceeding. In addition, either party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of Patents or other intellectual property rights, and no such claim shall be subject to arbitration pursuant to Section 12.2.

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12.5 Baseball Arbitration.

(a) Matters Subject to Baseball Arbitration. In the event that the parties fail to agree on any matter described in Section 2.7(a), 2.12, 4.3(c); 4.4(c)(ii)(3), 5.4, or 11.4(c), and, in any such case, a party submits such failure to baseball arbitration for final resolution, then relevant failure to agree shall be resolved in accordance with the following provisions:

(i) Within [***] following a party’s receipt of any baseball arbitration notice from the other party, the parties shall meet and attempt to agree on an independent Third Party expert with at least [***] of experience in the licensing of biopharmaceutical compounds or products. If the parties cannot agree on such expert within such time period, then each party may nominate one independent expert within [***] after such [***] period and the two experts so selected shall nominate the final independent expert within ten (10) Business Days of their nomination.

(ii) Within [***] of her or their appointment, the expert(s) shall set a date for the arbitration, which date shall be scheduled as soon as possible and is intended to be scheduled no more than [***] after the date the arbitration is demanded.

(iii) The arbitration shall be “baseball-style” arbitration. Accordingly, at least [***] prior to the arbitration, each party shall provide the expert with a complete, written proposal of (A) if the matter is referred pursuant to Section 2.7(a), the additional financial terms that may apply to the clinical development and commercialization (i.e. milestones, royalties, transfer prices or other payments required on the Net Sales) of a Combination Product; (B) if the matter is referred pursuant to Section 2.12, the commercially reasonable arms-length terms pursuant to which Dermavant would be required to grant an exclusive license, under the applicable Patents and Information Controlled by Dermavant, to develop and commercialize any product(s) containing an [***], (C) if the matter is referred pursuant to Section 4.3(c), the terms upon which Licensee would receive the right to exploit the License for the applicable new indication in the Field, including, at a minimum the economic terms therefor, the development efforts that would be required to be undertaken under the Territory Development Plan and the allocation and ownership of intellectual property that would be generated in connection with such development efforts, (D) if the matter is referred pursuant to Section 4.4(c)(ii)(3), the commercially reasonable consideration payable to Licensee in consideration for the exclusive license granted to Dermavant or (E) if the matter is referred pursuant to Section 5.4 a proposal for the royalty payments that would be payable to Dermavant in lieu of the Transfer Price Payment, and (F) if the matter is referred pursuant to Section 11.4(c) or the commercially reasonable terms for the continued practice of the Grant-Back License following termination of this Agreement, along with, in each case of (A)-(F), any documentary or other evidence it wishes to provide in support for such proposal.

(iv) After receiving both parties’ proposals pursuant to clause (iii), the expert(s) will have the right to meet with the parties as necessary to inform the expert’s determination and to perform independent research and analysis. The expert(s) will be instructed to select one of the party’s proposals without modification within [***] following the receipt of both proposals. The expert(s) will deliver her/their decision regarding the disputed matter in writing, which decision will be made in accordance with the standard for resolution of such matter set forth in this Agreement and will be binding and conclusive upon both parties.

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(v) The (A) fees of the expert(s), and (B) costs and expenses of the baseball arbitration will, in each case ((A) and (B)), be borne by the party whose proposal is not selected by the expert(s).

(b) Incorporation. The provisions of Section 12.3 and 12.4 shall apply to any baseball arbitration proceedings commenced under this Section 12.5 mutatis mutandis.

13.	MISCELLANEOUS

13.1 Rights Upon Bankruptcy. The parties acknowledge and agree that all rights and licenses granted under or pursuant to this Agreement to Licensee or Dermavant are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code and other similar foreign laws, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code or other similar foreign laws. The parties agree that the parties shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code (or any comparable provision of the laws applicable to bankruptcies or insolvencies), and other similar foreign laws. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a party under the United States Bankruptcy Code, the non-debtor party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property and the same, which, if not already in the non-debtor party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-debtor party’s written request therefor, unless the debtor party continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the debtor party upon written request therefor by the non-debtor party.

13.2 Governing Law. This Agreement and any disputes, claims, or actions related thereto shall be governed by and construed in accordance with the laws of the State of New York, USA, without regard to any conflicts of law provisions thereof that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

13.3 Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by an authorized representative of each party.

13.4 Relationship Between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any

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partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

13.5 Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by an authorized representative of such party.

13.6 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that (a) either party may assign this Agreement and its rights and obligations hereunder without the other party’s consent in connection with the transfer or sale of all or substantially all of the assets of such party pertaining to this Agreement to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, provided that in the event of a transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)) [***] and (b) either party may assign this Agreement and its rights and obligations hereunder to an Affiliate of such party, provided that the assigning party shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties, and the name of a party appearing herein shall be deemed to include the name of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.

13.7 No Third-Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

13.8 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

13.9 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt or; (b) if delivered by overnight courier, the next Business Day the overnight courier regularly makes deliveries.

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If to Licensee:	[***]

With a copy to (which shall not constitute notice):	[***]

If to Dermavant:	[***]

With a copy to (which shall not constitute notice):	[***]

13.10 Force Majeure. Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement if such failure is caused by reason of any event beyond such party’s reasonable control including but not limited to acts of nature, fire, flood, explosion, earthquake, zombie apocalypse, or other natural forces, war, acts of terrorism, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within [***] after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure.

13.11 Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references to days in this Agreement shall mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.

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13.12 Counterparts. This Agreement may be executed in counterparts, including by transmission of facsimile or PDF copies of signature pages to the parties or their representative legal counsel, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Collaboration and License Agreement as of the Effective Date.

JAPAN TOBACCO INC.	DERMAVANT SCIENCES GMBH

By:	By:	[***]
Name:	Name:
Title:	Title:	[***]

DERMAVANT SCIENCES LTD, solely with respect to the undertaking provided in Section 9.3

	By:	[***]
	Name:	[***]
	Title:	[***]

[Signature Page to Collaboration and License Agreement]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have duly executed this Collaboration and License Agreement as of the Effective Date.

JAPAN TOBACCO INC.		DERMAVANT SCIENCES GMBH

By:	[***]	By:
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

DERMAVANT SCIENCES LTD, solely with respect to the undertaking provided in Section 9.3

By:
		Name:	[***]
		Title:	[***]

[Signature Page to Collaboration and License Agreement]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Exhibit A

Dermavant Patents

[***]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Exhibit B

Supply Terms

[***]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Exhibit C

Initial Territory Development Plan Overview

[***]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Exhibit D-1

Hercules Non-Disturbance Agreement

[***]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Exhibit D-2

NovaQuest Non-Disturbance Agreement

[***]